Exhibit 4.1

CORNERSTONE ONDEMAND, INC.

AS ISSUER

1.50% CONVERTIBLE SENIOR NOTES DUE 2018

INDENTURE

DATED AS OF JUNE 17, 2013

U.S. BANK NATIONAL ASSOCIATION

AS TRUSTEE

i

Section 12.18	Benefits of Indenture	74

Form of Note		1

Form of Transfer Certificate		1

Restricted Stock Legend		1

INDENTURE dated as of June 17, 2013 between Cornerstone OnDemand, Inc., a Delaware corporation (“Company”), and U.S. Bank National Association, as trustee (“Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 1.50% Convertible Senior Notes due 2018:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal, state or non-U.S. law for the relief of debtors.

“Bid Solicitation Agent” means the Trustee or such other Person as may be appointed from time to time by the Company, without prior notice to the Holders, to solicit market bid quotations for the Notes in accordance with Section 10.01(a)(ii).

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or other day on which banking institutions are authorized or required by law, regulation or executive order to close or be closed in the State of New York.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificated Notes” means Notes that are in registered definitive form.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the shares of the common stock of the Company, par value $0.0001 per share, existing on the Issue Date or any other shares of Capital Stock of the Company into which such shares of common stock shall be reclassified or changed.

“Company” means the party named as such in the first paragraph of this Indenture until a successor or assign replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assign.

“Company Order” means a written request or order signed in the name of the Company by any Officer.

“Conversion Price” means as of any date, $1,000 divided by the Conversion Rate as of such date.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at 633 West 5th Street, 24th Floor, Los Angeles, California 90071, Attention: Corporate Trust Services (Cornerstone OnDemand, Inc. 1.50% Convertible Senior Notes due 2018), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days during the Observation Period, one-fortieth (1/40th) of the product of (i) the Conversion Rate on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Settlement Amount” means, for each of the 40 consecutive VWAP Trading Days during the applicable Observation Period:

(a) cash equal to the lesser of (i) $25 and (ii) the Daily Conversion Value; and

(b) to the extent the Daily Conversion Value for such VWAP Trading Day exceeds $25 for such VWAP Trading Day, a number of shares of Common Stock (the “Daily Share Amount”), subject to the Company’s right to pay cash in lieu of all or a portion of such number of shares of Common Stock pursuant to Section 10.03(b), equal to the fraction, the numerator of which equals the excess of the Daily Conversion Value for such VWAP Trading Day over $25 for such Trading Day, and the denominator of which equals the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for any of the 40 consecutive VWAP Trading Days during the applicable Observation Period, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CSOD.Q

<equity> AQR” (or its equivalent successor thereto if such page it not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day, reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours. On and after the occurrence of a Merger Event, the Daily VWAP for a Unit of Reference Property means, for any of the 40 VWAP Trading Days during an Observation Period, the fair market value of a Unit of Reference Property as determined, in a commercially reasonable manner, using a volume-weighted average method, if possible, by the Board of Directors.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“DTC” mean The Depository Trust Company.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution, the first date on which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock on the Relevant Stock Exchange (in the form of due bills or otherwise) as determined by the Relevant Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Free Trade Date” means the one-year anniversary of the last original issuance date of the Notes.

“Freely Tradable” means, with respect to the Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, that such Notes or such shares of Common Stock, if any, (i) are eligible to be sold by a Person who has not been an Affiliate of the Company during the preceding three months without any volume or manner of sale restrictions under the Securities Act, (ii) do not bear a Restricted Securities Legend or Restricted Stock Legend and (iii) with respect to Global Notes only, are identified by an unrestricted CUSIP number in the facilities of the applicable depositary.

“Fundamental Change” means an event that shall be deemed to have occurred at the time after the Issue Date if any of the following occurs:

(1) any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefits plans of the Company and of its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, of the shares of the Company’s Capital Stock representing more than 50% of the total voting power of the Company’s common equity;

(2) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, cash, securities or other property or assets; (B) any consolidation, merger, combination, statutory or binding share exchange or similar transaction involving the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, conveyance, lease or other transfer or similar transaction in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (2);

(3) the holders of the Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or

(4) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a Fundamental Change, however, if, at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of shares of common stock or depositary receipts representing common equity interests, in each case, that are listed or quoted on any of The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions (these securities being referred to as “Publicly Traded Securities”) and, as a result of such transaction or transactions, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares or pursuant to statutory appraisal rights (subject to Section 10.03).

“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the Issue Date, consistently applied.

“Global Note” means a permanent Global Note that is in the form of the Note attached hereto as Exhibit A and that is deposited with and registered in the name of the Depositary or the nominee of the Depositary.

“Global Securities Legend” means a legend set forth in Exhibit A.

“Holder” or “Holders” means a Person or Persons in whose name a Note is registered in the Register.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Issue Date” means June 17, 2013.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Stock Exchange. If the Common Stock is not so listed, quoted or traded on any U.S. securities exchange or any other market, the “Last Reported Sale Price” of the Common Stock will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. On and after the occurrence of a Merger Event, the Last Reported Sale Price for a Unit of Reference Property means, for any day, the value of a Unit of Reference Property on such day as determined by the Board of Directors in a commercially reasonable manner.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change in clause (1), (2) or (4) of the definition of Fundamental Change, after giving effect to any exceptions or exclusions from such definition but without regard to the proviso in clause (2) of the definition of Fundamental Change.

“Market Disruption Event” means, for any Scheduled Trading Day, (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session, or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on such Scheduled Trading Day for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means July 1, 2018.

“National Securities Exchange” means a securities exchange registered as a national securities exchange under Section 6(a) of the Exchange Act (or any successor thereto).

“Notes” means any of the Company’s 1.50% Convertible Senior Notes due 2018 issued under this Indenture.

“Observation Period” means, with respect to any Note surrendered for conversion, (i) if the relevant Conversion Date for such Note occurs prior to April 1, 2018, the 40 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately succeeding such Conversion Date, and (ii) if the relevant Conversion Date occurs on or after April 1, 2018, the 40 consecutive VWAP Trading Day period beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date (if such Scheduled Trading Day is not a VWAP Trading Day, the immediately following VWAP Trading Day).

“Offering Memorandum” means the final offering memorandum for the offering and sale of the Notes dated June 11, 2013.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, Chief Legal Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officer’s Certificate” means a written certificate (i) containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any Officer, and delivered to the Trustee; and (ii) if given pursuant to Section 4.03, signed by the principal financial or accounting Officer of the Company, which certificate need not contain the information specified in Sections 12.04 and 12.05.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company who is reasonably satisfactory to the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Relevant Stock Exchange” means The NASDAQ Global Select Market or, if the Common Stock (or other security for which a Last Reported Sale Price must be determined) is not then listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, the over-the-counter market, as reported by OTC Markets Group Inc. or similar organization or, if the Common Stock is not then quoted by OTC Markets Group Inc. or similar organization, the principal other market on which the Common Stock (or such other security) is then traded.

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit C, or any other substantially similar legend indicating the restricted status of the shares of Common Stock under Rule 144.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not so listed, quoted or traded on any U.S. securities exchange or any other market, “Scheduled Trading Day” means Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated by the SEC; provided that, in the case of a Subsidiary that meets the criteria of clause (3) of such definition of “significant subsidiary” but not clause (1) or (2) of such definition, such Subsidiary shall not be deemed to be a Significant Subsidiary unless such Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $35,000,000.

“Stock Price” means, with respect to the Common Stock, in connection with a Fundamental Change, (i) in the case of a Fundamental Change described in clause (2) of the definition of Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash paid per share of the Common Stock in such Fundamental Change, and (ii) otherwise, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Make-Whole Fundamental Change Effective Date.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“TIA” means the Trust Indenture Act of 1939 as in effect on the Issue Date, provided, however, that if the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on the Relevant Stock Exchange and (ii) a Last Reported Sale Price for the Common Stock (or Last Reported Sale Price for such other security) is available on the Relevant Stock Exchange; provided, however, if the Common Stock (or such other security) is not listed, quoted or traded on any U.S. securities exchange or any other market, “Trading Day” means Business Day.

“Trading Price” per $1,000 principal amount of the Notes, on any date of determination, means the average (per $1,000 principal amount of Notes) of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from an independent nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the Trading Price Product for such Trading Day. If, on any date of determination, the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the Trading Price Product on such date of determination.

“Trust Officer” means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“VWAP Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the Relevant Stock Exchange. If the Common Stock (or any other security for which a Daily VWAP must be determined) is not so listed or admitted for trading on any Relevant Stock Exchange, “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares which shall be deemed to include investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02 Other Definitions.

Term Section:	Defined in:
“Act”	1.05
“Additional Interest”	4.02(b)
“Additional Shares”	10.07(a)
“Agent Members”	2.12(e)
“Cash Election”	10.03(b)
“Cash Percentage”	10.03(b)(i)
“Cash Percentage Notice”	10.03(b)(i)
“Company’s Filing Obligations”	6.01(c)
“Conversion Agent”	2.03
“Conversion Date”	10.02(a)(i)
“Conversion Rate”	10.01(a)
“Daily Share Amount”	1.01
“Defaulted Interest”	11.02
“Depositary”	2.01(a)
“Distributed Property”	10.05(c)
“effective date”	10.05(e)
“Event of Default”	6.01(a)
“Expiration Date”	10.05(e)
“Expiration Time”	10.05(e)
“Fundamental Change Notice”	3.03(a)
“Fundamental Change Notice Date”	3.03(a)
“Fundamental Change Purchase Date”	3.02(a)
“Fundamental Change Purchase Notice”	3.04(a)
“Fundamental Change Purchase Price”	3.02(a)
“Interest Payment Date”	11.01
“Measurement Period”	10.01(a)(ii)
“Merger Event”	10.06(a)
“Notice of Conversion”	10.02(a)
“Paying Agent”	2.03
“Publicly Traded Securities”	1.01
“QIB”	2.01(a)
“record date”	10.05(e)
“Record Date”	11.01
“Reference Property”	10.06(a)
“Register”	2.03
“Registrar”	2.03
“Restricted Notes”	2.06(f)(i)
“Special Interest”	6.01(c)
“Special Record Date”	11.02(a)
“Specified Corporate Transaction”	10.01(a)(iv)
“Specified Corporate Transaction Notice”	10.01(a)(iv)
“Spin-off”	10.05(c)(ii)
“Successor Company”	5.01(a)(i)
“Temporary Notes”	2.09

Term Section:	Defined in:
“Trading Price Product”	10.01(a)(ii)
“transfer”	2.06(f)(i)
“Unit of Reference Property”	10.06(a)
“Valuation Period”	10.05(c)
“Weighted Average Consideration”	10.06(a)(v)(C)

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04 Rules of Construction.

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including, without limitation;

(5) words in the singular include the plural, and words in the plural include the singular;

(6) all references to $, dollars, cash payments or money refer to United States currency; and

(7) unless the context requires otherwise, all references to payments of interest on the Notes shall include Additional Interest and Special Interest, if any, payable in accordance with the terms of Sections 4.02 or 6.01, as applicable, hereof.

Section 1.05 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.

(c) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2.

THE NOTES

Section 2.01 Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

(a) Initial Notes. The Notes initially shall be offered and sold only to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A and shall be issued in the form of Global Notes that shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(b) Global Notes in General. Each Global Note shall represent the outstanding Notes as shall be specified therein and each Global Note shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases by the Company and conversions.

Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Payment of the principal, accrued and unpaid interest (including Additional Interest and Special Interest), if any, or payment of the Fundamental Change Purchase Price on the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

(c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with Section 2.02, authenticate and deliver Global Notes that (a) shall be registered in the name of the Depository or the nominee of the Depositary and (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions.

(d) Legends.

(i) Each Global Note shall bear the Global Securities Legend unless otherwise directed by the Company.

(ii) Each Restricted Note shall bear the Restricted Securities Legend. Each Note that bears or is required to bear the Restricted Securities Legend shall be subject to the restrictions on transfer set forth therein, and each Holder of such Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(iii) Every stock certificate representing the shares of Common Stock issued in the circumstances described in Section 2.06(g) hereof shall bear the Restricted Stock Legend unless removed in accordance with the provisions of Section 2.06(j) or otherwise at the direction of the Company.

Section 2.02 Execution and Authentication. The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

At any time after the Issue Date, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officer’s Certificate for the authentication and delivery of such Notes, and the Trustee, in accordance with such written order of the Company, shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Notes shall originally be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

The aggregate principal amount of Notes that may be authenticated by the Trustee under this Indenture is initially limited to $253,000,000, subject to Section 2.14 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 2.06, 2.07, 2.09, 2.12, 3.07, 9.07 and 10.02 hereof.

The Trustee may appoint authenticating agents. The Trustee may at any time after the Issue Date appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so, except any Notes issued pursuant to Section 2.07 hereof. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same right to deal with the Company as the Trustee with respect to such matters for which it has been appointed.

Section 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”), an office or agency where Notes may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register for the recordation of, and shall record, the names and addresses of Holders of the Notes, the Notes held by each Holder and the transfer, exchange and conversion of Notes (the “Register”). The entries in the Register shall be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this

Indenture. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA if so required. Any such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee may agree to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as the Paying Agent, the Conversion Agent, and the Registrar, in connection with the Notes, and the Corporate Trust Office to be such office or agency of the Company for the aforesaid purposes. The Company may at any time rescind the designation of the Paying Agent, Conversion Agent or the Registrar or approve a change in the location through which any of them acts.

Section 2.04 Paying Agent to Hold Money and Notes in Trust. Except as otherwise provided herein, on or prior to each due date of payment in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) and shares of Common Stock, if applicable, sufficient to make such payments when so becoming due. The Paying Agent shall (or, if the Paying Agent is not a party hereto, the Company shall require each Paying Agent to agree in writing that such Paying Agent shall) hold in trust for the benefit of Holders or the Trustee (if the Trustee is not the Paying Agent) all money and shares of Common Stock, if any, held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee (if the Trustee is not the Paying Agent) of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent (if not the Trustee) shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock, if any, so held in trust. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money and shares of Common Stock, if any, held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock, if any, held by it to the Trustee and to account for any funds and shares of Common Stock, if any, disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee. The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer is acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, promptly after each Record Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06 Transfer and Exchange.

(a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at the office or agency of the Company-designated Registrar or co-Registrar pursuant to Section 2.03, (i) the Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.03 regarding the designated transferee or transferees in the Register. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, at such office or agency, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, and documents of identity and title satisfactory to Registrar. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes in respect of which a Fundamental Change Purchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be repurchased in part, the portion of such Notes not to be repurchased).

(b) Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d) Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(e) No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in Paragraph 7 of the form of Note attached as Exhibit A hereto or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f) Transfer Restrictions.

(i) Every Note that bears or is required under this Section 2.06(f) to bear the Restricted Securities Legend required by Section 2.01(d) (the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.06(f) unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(f), and Sections 2.06(g), 2.12(b) and 2.12(c), the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note. Except as otherwise provided in this Indenture with respect to any Restricted Notes (including, without limitation, Section 2.06(i) below) or as permitted under the terms of such Restricted Securities Legend, if a request is made to remove the legend on any Restricted Note, the legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144, that such Notes are not “restricted” within the meaning of Rule 144 or that transfers thereof comply with all other applicable securities laws and regulations. In such a case, upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Note that does not bear the Restricted Securities Legend.

(ii) Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the later of (x) the date that is one year after the last date of original issuance of the Notes and (y) the date that is three months after the Holder ceases to be an Affiliate of the Company, any certificate evidencing such Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Securities Legend unless such Notes have been transferred (a) to the Company, (b) under a registration statement that has been declared effective under the Securities Act, or (c) under any other available exemption from the registration requirements of the Securities Act pursuant to which the Notes are not required to bear the Restricted Securities Legend.

(iii) No transfer of any Note prior to the Free Trade Date will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

(g) Legends on the Common Stock.

(i) Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(j) below), until the later of (x) the date that is one year after the last date of original issuance of the Notes and (y) the date that is three months after the holder of such shares of Common Stock ceases to be an Affiliate of the Company, any stock certificate representing shares of Common Stock issued upon conversion of such Notes shall bear the Restricted Stock Legend unless the Notes or such Common Stock, as applicable, has been transferred (a) to the Company; (b) under a registration statement that has been declared effective under the Securities Act; or (c) under any other available exemption from the registration requirements of the Securities Act pursuant to which the shares of Common Stock are not required to bear the Restricted Stock Legend.

(ii) Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, subject to applicable securities laws and regulations and upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock which shall not bear the Restricted Stock Legend.

(h) The Company shall not permit any Note that is purchased or owned by the Company or any Affiliate thereof to be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes, as the case may be, no longer being “restricted securities” (as defined under Rule 144). If the legend is removed from the face of a Note and the Note is subsequently held by the Company or an Affiliate of the Company, the legend shall be reinstated.

(i) So long as and to the extent that any Notes are represented by one or more Global Notes held by or on behalf of the Depositary only, the Company may cause the removal of the Restricted Securities Legend from such Notes at any time on or after the Free Trade Date by:

(i) providing to the Trustee written notice stating that the Free Trade Date has occurred and instructing the Trustee to remove the Restricted Securities Legend from such Notes;

(ii) providing to the Holders of such Notes written notice that the Restricted Securities Legend has been removed or deemed removed;

(iii) providing to the Trustee and the Depositary written notice to change the CUSIP number for the Notes to the applicable unrestricted CUSIP number; and

(iv) complying with any Applicable Procedures for delegending;

whereupon the Restricted Securities Legend shall be deemed removed from any Global Notes without further action on the part of Holders.

(j) On and after the Free Trade Date, the Company shall also (i) instruct the transfer agent for the Common Stock to remove the Restricted Stock Legend from any shares of Common Stock issued upon conversion of the Notes that bear the Restricted Stock Legend; (ii) notify the holders of any shares of Common Stock issued upon conversion of the Notes (to the extent any shares of Common Stock have been issued upon conversion of the Notes) that such Restricted Stock Legend has been removed; (iii) if relevant, notify the transfer agent for the Common Stock to change the CUSIP number for any shares of Common Stock issued upon conversion of the Notes to the applicable unrestricted CUSIP number; and (iv) comply with any Applicable Procedures that apply to the delegending of any shares of Common Stock issued upon conversion of a Note.

Section 2.07 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or stolen and the Holder provides evidence of the loss, theft or destruction satisfactory to the Company and the Trustee, the Company shall issue, and the Trustee shall authenticate, a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.07 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of (and shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes. Notes outstanding at any time include and are limited to all Notes authenticated by the Trustee except (i) those cancelled by it, (ii) those delivered to it for cancellation and (iii) those deemed not outstanding under this Section 2.08. If the Company or an Affiliate of the Company holds the Note, a Note does not cease to be outstanding; provided, however, that for purposes of determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Fundamental Change Purchase Date or on the Maturity Date, money sufficient to pay Notes payable on that date, then immediately after such Fundamental Change Purchase Date or Maturity Date, as the case may be, such Notes shall cease to be outstanding, interest (including Additional Interest and Special Interest), if any, on such Notes shall cease to accrue and such Notes shall cease to be convertible.

If a Note is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Note shall cease to be outstanding and interest (including any Additional Interest and Special Interest), if any, shall cease to accrue on such Note.

Section 2.09 Temporary Notes. Until Certificated Notes are ready for delivery, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed) (“Temporary Notes”). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such Temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay the Company will prepare, execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all Temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.05 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such Temporary Notes an equal aggregate principal amount of Certificated Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the Temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.10 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Conversion Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion, purchase, or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, conversion, purchase, payment or cancellation and shall dispose of such Notes in its customary manner. The Company may not issue new Notes to replace Notes it has purchased, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10.

Section 2.11 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest (including Additional Interest and Special Interest), if any, or payment of the Fundamental Change Purchase Price, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12 Transfer of Notes.

(a) Notwithstanding any other provisions of this Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Sections 2.06 and 2.12(a)(i); (B) transfers of a beneficial interest in a Global Note for a Certificated Note shall comply with Sections 2.06 and 2.12(a)(ii), and (C) transfers of a Certificated Note shall comply with Sections 2.06 and 2.12(a)(iii) and (iv) below. All such transfers shall comply with the Applicable Procedures to the extent so required.

(i) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no transfer of a Global Note to any other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.12(a).

(ii) Restrictions on Transfer of a Beneficial Interest in a Global Note for a Certificated Note.

(A) A beneficial interest in a Global Note may not be exchanged for a Certificated Note unless:

(1) DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary is not appointed by the Company within 90 days of such notice; or

(2) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such cessation, in which case Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for their beneficial interests.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.12(a)(ii), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(3) An Event of Default has occurred and is continuing, in which case, the owner of a beneficial interest in a Global Note will be entitled to receive a Certificated Note in exchange for its beneficial interest in such Global Note.

(B) Upon receipt by the Registrar of instructions from the Holder of a Global Note directing the Registrar to (x) issue one or more Certificated Notes in the amounts specified to the owner of a beneficial interest in such Global Note and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Note, subject to the Applicable Procedures:

(1) the Registrar shall notify the Company and the Trustee of such instructions and identify the owner of and the amount of such beneficial interest in such Global Note;

(2) the Company shall promptly execute, and upon Company Order, the Trustee shall authenticate and deliver, to such beneficial owner Certificated Note(s) in an equivalent amount to such beneficial interest in such Global Note; and

(3) the Registrar shall decrease such Global Note by such amount in accordance with the foregoing.

(iii) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar with a request: (x) to register the transfer of such Certificated Notes; or (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:

(1) must be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed in writing by the Holder thereof or its duly authorized attorney-in-fact; and

(2) so long as such Notes are “restricted securities” (as defined under Rule 144), such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Certificated Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Certificated Notes are being transferred to the Company, a certification from such Holder to that effect; or

(C) if such Certificated Notes are being transferred pursuant to an exemption from registration, (i) a certification from such Holder to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to the Company or any other evidence as to the compliance with the restrictions set forth in the legend thereon that is reasonably satisfactory to the Company.

(iv) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(A) so long as the Notes are Restricted Notes, certification, in the form set forth in Exhibit B, that such Certificated Note is being transferred to a QIB in accordance with Rule 144A; and

(B) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(b) Subject to the succeeding Section 2.12(c), every Note shall be subject to the restrictions on transfer provided in Section 2.06(f), including the delivery of an opinion of counsel, if so required. Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

(c) The restrictions imposed by Section 2.06(f) upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144. Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, if such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable in form and substance to the Company, addressed to the Company, to the effect that the transfer of such Note has been made in compliance with Rule 144), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the legends required by Section 2.01(d). The Company shall inform the Trustee upon the occurrence of the Free Trade Date and promptly after a registration statement with respect to the Notes or any shares of Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d) The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Notes:

(i) Notwithstanding any other provisions of this Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the name of any Person designated by the Depositary if (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Note exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or, from time to time, in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(ii) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii) Subject to the provisions of Section 2.12(e), a Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form, without interest coupons.

(e) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee (iii) any notice required hereunder or (iv) any payments, under or with respect to, the Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.13 CUSIP and ISIN Numbers.

(a) The Company, in issuing the Notes, shall use restricted CUSIP and ISIN numbers for such Notes (if then generally in use) until such time as the Restricted Securities Legend is removed pursuant to Section 2.06(i). At such time as the legend is removed from such Notes pursuant to Section 2.06(i), the Company will use an unrestricted CUSIP number for such Note, but only with respect to the Notes where so removed. The Trustee may use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Note, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any action taken in connection with such a notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in the event of any change in the CUSIP or ISIN numbers.

(b) Until such time as the Restricted Stock Legend is no longer required to be borne by any shares of Common Stock issued upon the conversion of the Notes pursuant to Section 2.06(g) or otherwise, any shares of Common Stock issued upon conversion of the Notes shall bear a restricted CUSIP number. At such time as the Restrictive Stock Legend is no longer required to be borne by any shares of Common Stock issued upon the conversion of the Notes pursuant to Section 2.06(g) or otherwise, any shares of Common Stock issued upon conversion of the Notes shall bear an unrestricted CUSIP number.

Section 2.14 Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.02, reopen this Indenture and increase the principal amount of the Notes by issuing an unlimited amount of additional Notes in the future pursuant to this Indenture with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder; provided that if any such additional Notes are not fungible with the Notes initially offered hereunder for U.S. federal income tax, such additional notes will have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 12.05, as the Trustee shall reasonably request. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Holders.

ARTICLE 3.

REDEMPTION AND REPURCHASES

Section 3.01 No Company Right to Redeem. The Company shall have no right to redeem the Notes before the Maturity Date.

Section 3.02 Fundamental Change Permits Holders to Require Company to Purchase Notes.

If a Fundamental Change occurs, each Holder shall have the right, at its option, to require the Company to purchase in cash, on the Fundamental Change Purchase Date, all of its Notes, or any portion of its Notes in principal amount equal to $1,000 or an integral multiple thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company in the Fundamental Change Purchase Notice for such Fundamental Change and that is not less than 20 Business Days or more than 35 Business Days immediately following the Fundamental Change Notice Date, at a price (the “Fundamental Change Purchase Price”) (or, if the Company fails to specify a Fundamental Change Purchase Date, the 35th Business Day following the date of the Fundamental Change Notice, without prejudice to any rights or remedies Holders may have on account of such failure) equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest (including Additional Interest and Special Interest), if any, to, but not including, the Fundamental Change Purchase Date; provided, however, that if the Fundamental Change Purchase Date occurs after a Record Date for the payment of interest, but on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest (including Additional Interest and Special Interest), if any, payable on such interest payment date to the Holder of the Note on such Record Date and reduce the Fundamental Change Purchase Price by such amount.

Section 3.03 Fundamental Change Conversion Right Notice.

(a) On or before the 20th Business Day immediately following the effective date of a Fundamental Change, the Company shall deliver written notice of such Fundamental Change and the resulting purchase right (the “Fundamental Change Notice,” and the date of such mailing, the “Fundamental Change Notice Date”) to each Holder (and to beneficial owners as required by applicable law), the Trustee and the Paying Agent. A Fundamental Change Notice for a Fundamental Change shall state, among other things:

(i) the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the last date on which a Holder may exercise its right to require the Company to purchase such Holder’s Notes under this Article 3;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the Conversion Rate in effect on the Fundamental Change Notice Date;

(viii) any adjustments that will be made to the Conversion Rate as a result of the Fundamental Change, including, without limitation, any Additional Shares by which the Conversion Rate will be increased pursuant to Section 10.07;

(ix) that any Notes with respect to which a Fundamental Change Purchase Notice has been delivered may be converted only if such Fundamental Change Purchase Notice is validly withdrawn by the Holder in accordance with the terms of this Indenture; and

(x) the procedures the Holder must follow to exercise its rights under this Section 3.03.

Simultaneously with providing such notice, the Company will issue a press release and publish the information on the Company’s website or through such other public medium as the Company may use at that time.

Section 3.04 Fundamental Change Purchase Notice.

(a) To exercise its repurchase rights under Section 3.02(a), a Holder must deliver to the Paying Agent, by the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, (i)(A) if the Notes that such Holder is tendering for purchase are Global Notes, a duly completed written notice in the form of the “Form of Fundamental Change Purchase Notice” on the reverse side of the Notes, or (B) if the Notes that such Holder is tendering for purchase are Certificated Notes, the duly completed “Form of Fundamental Change Purchase Notice” on the reverse side of the Notes that such Holder is tendering for purchase (in either case (A) or case (B), such notice, a “Fundamental Change Purchase Notice”) and (ii) the Notes that such Holder is tendering for purchase on such Fundamental Change Purchase Date. The Fundamental Change Purchase Notice must state:

(A) if Certificated Notes have been issued, the certificate numbers of the Notes that the Holder will deliver to be purchased;

(B) the portion of the principal amount of the Notes that the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(C) that such Notes shall be purchased pursuant to the terms and conditions specified in this Indenture.

If the Notes to be purchased are Global Notes, the Holder must deliver the Notes to be repurchased in accordance with the Applicable Procedures.

(b) Unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Purchase Notice, together with any Notes to which such Fundamental Change Purchase Notice pertains, in a form that conforms with the description contained in such Fundamental Change Purchase Notice in all material aspects, the Holder submitting the Notes shall not be entitled to receive the Fundamental Change Purchase Price for such Notes.

(c) After delivering a Fundamental Change Purchase Notice to the Paying Agent, a Holder may withdraw such Fundamental Change Purchase Notice by delivering to the Trustee a written notice of withdrawal at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date. Such notice of withdrawal must specify:

(i) the principal amount of any Notes with respect to which the notice of withdrawal pertains, which must equal $1,000 or an integral multiple thereof;

(ii) if Certificated Notes have been issued, the certificate numbers of the Notes to be withdrawn; and

(iii) the principal amount, if any, that remains subject to the original Fundamental Change Purchase Notice, which amount must equal $1,000 or an integral multiple thereof.

If the Notes to be withdrawn are Global Notes, a Holder must deliver its notice of withdrawal in compliance with the Applicable Procedures.

Section 3.05 Effect of Fundamental Change Purchase Notice.

(a) If a Holder validly delivers to the Paying Agent a Fundamental Change Purchase Notice (together with all necessary endorsements) with respect to a Note, such Holder may no longer convert such Note unless and until such Holder validly withdraws such Fundamental Change Purchase Notice in accordance with Section 3.04(c) above.

(b) Upon the Paying Agent’s receipt of (i) a valid Fundamental Change Purchase Notice (together with all necessary endorsements) and (ii) the Notes to which such Fundamental Change Purchase Notice pertains, the Holder of the Notes to which such Fundamental Change Purchase Notice pertains shall be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 3.04(c) above, to receive the Fundamental Change Purchase Price with respect to such Notes promptly following the later of (i) the Fundamental Change Purchase Date and (ii) if the Notes are Certificated Notes, the date of delivery of such Notes to the Paying Agent, or, if the Notes are Global Notes, the date of book-entry transfer.

(c) If, on the Fundamental Change Purchase Date, the Company, in accordance with Section 3.06 below, has deposited with the Paying Agent money sufficient to pay the Fundamental Change Purchase Price of all of the Notes that Holders have tendered for purchase and have not validly withdrawn in accordance with Section 3.04(c) above:

(i) such tendered Notes will cease to be outstanding and interest (including Additional Interest and Special Interest), if any, will cease to accrue (whether or not all of such Notes were delivered to the Paying Agent or book-entry transfer has been made, as applicable); and

(ii) all other rights of the Holders with respect to the tendered Notes will terminate (other than (x) the right to receive payment of the Fundamental Change Purchase Price upon delivery or transfer of the Notes and (y) if the Fundamental Change Purchase Date falls after a Record Date, but on or prior to the corresponding Interest Payment Date, the right of the holder of record on such Record Date to receive the related interest payment).

Section 3.06 Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be repurchased as of the Fundamental Change Purchase Date.

Section 3.07 Notes Purchased in Part. Any Certificated Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney-in-fact duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not repurchased, or in the case of a Global Note, the Company shall instruct the Registrar to decrease such Global Note by the principal amount of the repurchased portion of the Note surrendered.

Section 3.08 Covenant to Comply with Securities Laws Upon Purchase of Notes. When repurchasing Notes under this Article 3, the Company will, to the extent applicable, (i) comply with applicable tender offer rules under the Exchange Act, (ii) file a Schedule TO (or any successor schedule, form or report) under the Exchange Act or any other required schedule under the Exchange Act, and (iii) otherwise comply with any applicable U.S. federal and state securities laws so as to permit Holders to exercise their rights and obligations under Section 3.02 in the time and in the manner specified in Section 3.02.

Section 3.09 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash held by them for the payment of the Fundamental Change Purchase Price that remains unclaimed as provided in Paragraph 11 of the form of Note attached as Exhibit A hereto; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Purchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Fundamental Change Purchase Date, the Trustee shall return any such excess to the Company.

Section 3.10 Covenant Not to Purchase Notes Upon Certain Events of Default.

(a) Notwithstanding anything to the contrary in this Article 3, the Company shall not purchase any Notes under this Article 3 if there has occurred and is continuing an Event of Default unless the payment by the Company of the Fundamental Change Purchase Price will cure such Event of Default.

(b) If a Fundamental Change Purchase Notice is tendered and, on the Fundamental Change Purchase Date, such Fundamental Change Purchase Notice has not been validly withdrawn in accordance with Section 3.04(c) above, and, pursuant to this Section 3.10, the Company is not permitted to purchase Notes, the Paying Agent will deem withdrawn such Fundamental Change Purchase Notice.

(c) If a Holder tenders a Note for purchase pursuant to this Article 3 and, on the Fundamental Change Purchase Date, pursuant to this Section 3.10, the Company is not permitted to purchase such Note, the Paying Agent will (i) if such Note is a Certificated Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

ARTICLE 4.

COVENANTS

Section 4.01 Payment of Notes.

(a) The Company shall promptly make all payments on the Notes on the dates, in the manner and as otherwise required under the Notes or this Indenture. If the Company is required to deliver any amounts of cash and/or shares of Common Stock to the Trustee, the Paying Agent or the Conversion Agent, such amounts of cash and/or shares of Common Stock shall be deposited by the Company with the Trustee, the Paying Agent or the Conversion Agent by 10:00 a.m., New York City time, on the required date. The Company may, at its option, make payments on any Certificated Notes by check mailed to a Holder’s registered address; provided, however, that if a Holder of more than $5,000,000 principal amount of Certificated Notes requests in writing that the Company make payments on its Certificated Notes by wire transfer to an account in the United States, the Company shall, beginning with the interest payment corresponding to the next Record Date, make all subsequent payments due to such Holder to such account until such Holder notifies the Registrar in writing that the Company should no longer make payments by wire transfer to such account. If the Notes are held in book-entry form, the Company shall make all payments by wire transfer.

(b) The Company shall make any required interest payments (including of Additional Interest and Special Interest), if any, to the Person in whose name each Note is registered at the Close of Business on the Record Date for such interest payment. The principal, accrued and unpaid interest (including Additional Interest and Special Interest), if any, or payment of the Fundamental Change Purchase Price shall be considered paid on the applicable date due if on such date (or, in the case of a Fundamental Change Purchase Price, on the Business Day following the applicable Fundamental Change Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

Section 4.02 SEC and Other Reports.

(a) For so long as the Notes are outstanding, the Company shall file with the Trustee the Company’s annual and quarterly reports, information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), within 15 days of the date on which the Company would be required to file the same with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by the Company with the SEC via the EDGAR filing system will be deemed to be filed with the Trustee as of the time such documents are filed via the EDGAR filing system; provided, however, that the Trustee shall have no obligation to determine whether or not such documents have been filed with the SEC. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates).

(b) If, at any time during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of the Notes offered by the Offering Memorandum and ending on the Free Trade Date, the Company fails to timely file any periodic report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), and the Company does not cure such failure to file within 14 calendar days, the Company shall pay interest (the “Additional Interest”) on the Notes, accruing from the due date of the first missed filing that gives rise to such obligation and continuing until the earlier of (i) the Free Trade Date and (ii) the date on which the Company corrects its failure to file such reports. During the first 90 days on which such Additional Interest is payable, such Additional Interest shall accrue at a rate of 0.25% per annum; thereafter, such Additional Interest shall accrue at a rate of 0.50% per annum.

(c) In addition, if the Company fails to cause the Notes or any shares of Common Stock issuable upon conversion of the Notes that are held by Holders that have not been Affiliates of the Company during the immediately preceding three months to become Freely Tradable on and at all times after the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day), the Company will pay Additional Interest on the

Notes accruing from the Free Trade Date and until the date on which the Notes and any shares of Common Stock issuable upon the conversion of the Notes become Freely Tradable. During the first 90 days on which such Additional Interest is payable, such Additional Interest will accrue at a rate of 0.25% per annum; thereafter, such Additional Interest will accrue at a rate of 0.50% per annum.

(d) Notwithstanding anything else in this Indenture, in no event will (i) the combined rate of any Additional Interest payable under this Section 4.02 and of any Special Interest payable under Section 6.01(c) exceed 0.50% per annum; or (ii) Additional Interest accrue on any day in which (A)(1) the Company has filed a shelf registration statement for the resale of the Notes, (2) such shelf registration statement is effective and usable by Holders for the resale of the Notes, and (3) the Holders may register the resale of their Notes under such shelf registration statement on terms customary for the resale of convertible securities offered in reliance on Rule 144A; or (B) conditions (A)(1) through (A)(3) of this sentence have been satisfied for a period of two years.

(e) Whenever Additional Interest is accruing on a Record Date, the Company will pay all accrued and unpaid Additional Interest to the Holders of record on such Record Date on the corresponding Interest Payment Date. If Additional Interest is not accruing on a Record Date, but has accrued since the immediately preceding Record Date, the Company shall pay any accrued and unpaid Additional Interest on the Interest Payment Date corresponding to the latter Record Date to Holders of record on the latter Record Date.

If the Company is required to pay Additional Interest or Special Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest or Special Interest no later than three Business Days prior to the date on which any such Additional Interest or Special Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest or Special Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest or Special Interest is payable, or with respect to the nature, extent, or calculation of the amount of the Additional Interest or Special Interest owed, or with respect to the method employed in such calculation of the Additional Interest or Special Interest.

Section 4.03 Compliance Certificate. Within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2013) of the Company, the Company shall deliver to the Trustee an Officer’s Certificate (which Officer’s Certificate shall not be required to include such statements included in Section 12.05) stating whether, to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.04 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05 Maintenance of Office or Agency. The Company will maintain, in the continental United States, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, repurchase, or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

Section 4.06 Delivery of Certain Information. At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the request of a Holder, or any beneficial owner of, or prospective purchaser of, the Notes or a holder of, beneficial owner of, or prospective purchaser of, any shares of Common Stock issued upon the conversion of Notes, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder, or any beneficial owner of, or prospective purchaser of, the Notes or holder of, beneficial owner of, or prospective purchaser of, shares of Common Stock issued upon the conversion of Notes, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A in connection with the resale of any such Note. Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 4.07 Par Value Limitation. The Company will not take any action that, after giving effect to any adjustment pursuant to Section 10.05, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

ARTICLE 5.

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 5.01 Company May Consolidate, Merge or Sell Its Assets on Certain Terms. The Company will not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its property and assets to, any Person unless the Company is the resulting, surviving or transferee Person unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) is a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and the Successor Company expressly assumes, by executing and delivering a supplemental indenture to the Trustee, all of the Company’s obligations under the Notes and under this Indenture;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or shall be continuing; and

(iii) the Company and the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that:

(A) such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with this Section 5.01; and

(B) that all conditions precedent to such consolidation, merger, conveyance, transfer or lease provided for in this Indenture have been satisfied.

Section 5.02 Successor Corporation to Be Substituted. Upon any such consolidation, merger, conveyance, transfer or lease and the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, accrued and unpaid interest (including Additional Interest and Special Interest), if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue in its own name, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. Upon any such consolidation, merger, conveyance or transfer (but not upon a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, conveyance, transfer or lease, changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following events shall be an “Event of Default”:

(i) the Company defaults in the payment of interest (including Additional Interest or Special Interest, if any) on any Note when the same becomes due and payable and such default continues for a period of 30 days;

(ii) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at the Maturity Date, upon declaration of acceleration, upon any Fundamental Change Purchase Date or otherwise;

(iii) the failure by the Company to deliver the consideration due upon the conversion of any Notes and such failure continues for a period of five Business Days;

(iv) the failure by the Company to comply with its obligations under Article 5 hereof;

(v) the failure by the Company to give a Fundamental Change Notice as required pursuant to Section 3.03;

(vi) the failure by the Company in the performance of or the breach of any other covenant or agreement of the Company in the Notes or this Indenture with respect to the Notes (other than a covenant or agreement in respect of which a default or breach is specifically addressed in Sections 6.01(a)(i) through 6.01(a)(v) above) and such default or breach continues for a period of 60 consecutive days after written notice of such default is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(vii) a default under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Significant Subsidiary for money borrowed, whether such indebtedness exists as of the Issue Date or is later created, if:

•

that default constitutes the failure to pay when due (whether at express maturity, upon acceleration as a result of an event of default or otherwise, after giving effect to any applicable grace period) indebtedness in an aggregate principal amount in excess of $35,000,000 (or its foreign currency equivalent), and

•

such default continues for a period of 30 days after written notice thereof is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding without such default having been cured or waived, such acceleration having been rescinded or annulled (if applicable) and such indebtedness not having been paid or discharged;

(viii) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) takes any comparable action under any foreign laws relating to insolvency; or

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

(B) appoints a Custodian of the Company or any of its Significant Subsidiaries or for any substantial part of its or any of its Significant Subsidiaries’ property;

(C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(D) grants any similar relief under any foreign laws;

and, in each such case, the order or decree remains unstayed and in effect for 60 days.

Each of the foregoing will constitute an Event of Default whatever the cause and regardless of whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Notwithstanding anything to the contrary in the Notes or elsewhere in this Indenture, a Default under clause (vi) or (vii) of this Section 6.01(a) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

(b) Within the 30 days immediately following the occurrence of an Event of Default or any Default, the Company shall deliver to the Trustee written notice thereof in the form of an Officer’s Certificate describing such Event of Default or Default and its status and explaining what action the Company is taking or proposes to take with respect thereto; provided that no notice shall be required to the extent that the event that would constitute a Default or an Event of Default has been cured or waived.

(c) Notwithstanding anything to the contrary in the Notes or elsewhere in this Indenture, , at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(a)(vi) relating to the failure by the Company to comply with Section 4.02(a) (the “Company’s Filing Obligations”), shall consist exclusively of the right to receive interest (the “Special Interest”) on the Notes. (i) For the first 180 days of the 270-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs, the Special Interest will accrue at a rate equal to 0.25% per annum, and (ii) for the last 90 days of such 270-day period as long as such Event of Default is continuing, the Special Interest will accrue at a rate equal to 0.50% per annum. The Special Interest will be in addition to any Additional Interest that the Company is required to pay under Section 4.02 and will be payable in the same manner as Additional Interest; provided, however, that in no event will the combined rate of the Special Interest and any Additional Interest due under Section 4.02 exceed 0.50% per annum. This Special Interest, as applicable, will accrue on the Notes from and including the date on which an Event of Default relating to a failure to comply with the Company’s Filing Obligations first occurs to and including the 270th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 6.04). On such 271st day (or, if such Event of Default is cured or waived pursuant to Section 6.04 prior to such 271st day, on the date such Event of Default is so cured or waived), such Special Interest will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 6.04 prior to such 271st day, then the Trustee or the Holders of not less than 25% in principal amount of the Notes may declare the principal of and accrued and unpaid interest on all such Notes to be due and payable immediately. This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company elects to pay the Special Interest as the sole remedy for an Event of Default specified in Section 6.01(a)(vi) relating to the failure by the Company to comply with the Company’s Filing Obligations, the Company shall notify, in the manner provided for in Section 12.02, the Holders, the Paying Agent and the Trustee of such election at any time on or before the Close of Business on the date on which such Event of Default first occurs (which notice shall include a statement as to the date from which Special Interest is payable). Upon the Company’s failure to give such notice, the Notes will be immediately subject to acceleration as provided in Section 6.02. If the Special Interest has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Sections 6.01(a)(viii) or 6.01(a)(ix) with respect to the Company) occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of Notes outstanding plus accrued and unpaid interest (including Additional Interest and Special Interest), if any, on all the Notes that are not already due and payable to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Sections 6.01(a)(viii) or 6.01(a)(ix) with respect to the Company (and not solely with respect to one or more of its Significant Subsidiaries) occurs and is continuing, the principal amount of Notes outstanding plus accrued and unpaid interest (including Additional Interest and Special Interest), if any, on all the Notes shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the

Trustee or any Holders. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee and the Company, and without notice to any other Holder, may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default have been cured or waived other than nonpayment of the principal amount or accrued but unpaid interest (including Additional Interest and Special Interest), if any, that has become due solely as a result of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest (including Additional Interest and Special Interest), if any, or payment of the Fundamental Change Purchase Price on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding by written notice to the Trustee and without notice to any other Holder may waive an existing or past default and its consequences except (a) an Event of Default described in Sections 6.01(a)(i), 6.01(a)(ii) or 6.01(a)(iii) or (b) a default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

Section 6.06 Limitation on Suits. A Holder may pursue any remedy with respect to this Indenture or the Notes only if:

(a) such Holder shall have previously given to the Trustee written notice that an Event of Default has occurred and is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to take action because of the Event of Default;

(c) such Holder or Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against loss, liability or expense of compliance with such written request;

(d) the Trustee has not complied with such written request within 60 days after receiving such written request and offer of security or indemnity; and

(e) the Holders of at least a majority in aggregate principal amount of the Notes outstanding at such time have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of payment of principal, accrued and unpaid interest (including Additional Interest and Special Interest), if any, or payment of the Fundamental Change Purchase Price on or after the respective due dates, or the right to receive consideration due upon conversion of Notes in accordance with Article 10, shall not be impaired or affected without the consent of such Holder and shall not be subject to the requirements of Section 6.06.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or 6.01(a)(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including Additional Interest and Special Interest), if any, to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, accrued and unpaid interest (including Additional Interest and Special Interest), if any, payment of the Fundamental Change Purchase Price and the cash deliverable upon conversion of Notes then submitted for conversion, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding.

Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7.

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that the Trustee will examine the certificates and opinions to determine whether they conform to the requirements set forth in this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether herein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c).

(e) The Trustee shall not be liable for interest on any money received by it or risk or expend any of its own funds.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7 and to the provisions of the TIA, and the provisions of this Article 7 shall apply to the Trustee, Registrar, Paying Agent and Conversion Agent.

(i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Trust Officer of the Trustee has received written notice at its Corporate Trust Office thereof from the Company or any Holder or (ii) a Trust Officer shall have actual knowledge thereof.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting (except in connection with an application for authorization of Notes pursuant to Section 2.02), it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection, and the written advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Registrar, Paying Agents and Conversion Agent.

(i) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate the conflict within 90 days, if this Indenture has been qualified under the TIA, apply to the SEC to continue as trustee, or resign. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee; provided, however, that except in the case of a Default described in Section 6.01(a)(i), 6.01(a)(ii) or 6.01(iii), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to TIA Section 315(b) and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 7.06 Reports by Trustee to Holders. Within 120 days of each December 31, commencing on December 31, 2013, and for so long as any Notes remain outstanding, the Trustee shall mail to each Holder a brief report dated as of January 31 of such year that complies with TIA Section 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA Section 313(b). The Trustee will also transmit by mail all reports as required by TIA 313(c).

A copy of each report at the time of its mailing to Holders shall be mailed by the Trustee to the Company and filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 7.07 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

(a) To secure the Company’s payment obligations under this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee to pay amounts due on the Notes or in accordance with the terms of this Indenture other than money or property held in trust to pay the principal, accrued and unpaid interest (including Additional Interest and Special Interest), if any, or payment of the Fundamental Change Purchase Price on particular Notes.

(b) The Company’s payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. If the Trustee incurs expenses after the occurrence of a Default specified in Sections 6.01(viii) or 6.01 (ix) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08 Replacement of Trustee. (a) The Trustee may resign at any time by notifying the Company in writing at least 30 days prior to the proposed resignation. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by notifying the Trustee in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger. (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

(b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $100,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8.

DISCHARGE OF INDENTURE

Section 8.01 Discharge of Liability on Notes. When (a) the Company delivers to the Registrar all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Notes have become due and payable, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash and/or shares of Common Stock (solely to satisfy outstanding conversions, if applicable) sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company with respect to the outstanding Notes, then this Indenture shall, subject to Section 7.07, cease to be of further effect with respect to the Notes or any Holders. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Notes on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company.

Section 8.02 Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payments on the Notes that remains unclaimed for two years after the date on which such payments became due, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money will cease.

ARTICLE 9.

AMENDMENTS

Section 9.01 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to, or the consent of, any Holder to:

(a) cure any ambiguity, omission, defect or inconsistency in this Indenture or in the Notes in a manner that does not adversely affect the Holders;

(b) provide for the assumption by a successor corporation of the Company’s obligations under this Indenture and the Notes as described in Article 5 hereof;

(c) make provisions with respect to the conversion rights of the Holders in accordance with Section 10.06 hereof;

(d) appoint a successor Trustee with respect to the Notes;

(e) add guarantees with respect to the Notes;

(f) secure the Notes;

(g) add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;

(h) make any change that does not adversely affect the rights of any Holder;

(i) comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA; or

(j) conform the terms of this Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum.

Section 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, may amend or supplement this Indenture or the Notes; provided, however, that, without the consent of each affected Holder, no amendment, supplement or waiver to this Indenture or the Notes may:

(a) change the Maturity Date of the principal of or any interest (including any Additional Interest or Special Interest) on the Notes;

(b) reduce the principal amount of or interest (including any Additional Interest or Special Interest) on the Notes;

(c) reduce the Fundamental Change Purchase Price of any Note or amend or modify the provisions with respect to the purchase rights of the Holders as set forth in Article 3 in a manner adverse to the Holders;

(d) reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(e) change the currency of payment of principal of (including the Fundamental Change Purchase Price) or interest (including any Additional Interest or Special Interest) on the Notes or change any Note’s place of payment;

(f) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes, or consideration due upon conversion, on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Notes or the consideration due upon conversion, as set forth in Article 10;

(g) change the ranking of the Notes;

(h) impair or adversely affect the right of Holders to convert Notes or otherwise modify the provisions with respect to conversion, or reduce the Conversion Rate, subject to such modifications as are required under this Indenture; or

(i) modify provisions with respect to modification, amendment or waiver (including waiver of Events of Default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Notes.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03 Execution of Supplemental Indentures. Upon the request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities under this Indenture of the Trustee. If the supplemental indenture adversely affects the Trustee’s rights, duties, liabilities or immunities under this Indenture, then the Trustee may, but need not, sign such supplemental indenture. In executing any such supplemental indenture, the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized and permitted under this Indenture.

Section 9.04 Notices of Supplemental Indentures. After an amendment or supplement to this Indenture or the Notes pursuant to Sections 9.01 or 9.02 becomes effective, the Company shall deliver to each Holder a notice briefly describing such amendment or supplement to this Indenture. The failure to deliver such notice, or any defect in such notice, shall not impair or affect the validity of such amendment or supplement to this Indenture.

Section 9.05 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, (i) this Indenture shall be modified in accordance therewith, (ii) such supplemental indenture shall form a part of this Indenture for all purposes, and (iii) every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.06 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall, if required, comply with the TIA.

Section 9.07 Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

Section 9.08 Revocation and Effect of Consents, Waivers and Actions. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the

Note if the Trustee receives the notice of revocation before the date the supplemental indenture setting forth the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective in accordance with the terms of the supplemental indenture, which shall become effective upon the execution thereof by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

ARTICLE 10.

CONVERSIONS

Section 10.01 Conversion Privilege and Consideration.

(a) Subject to and upon compliance with the provisions of this Indenture, a Holder shall have the right, at such Holder’s option, to convert the principal amount of its Notes, or any portion of such principal amount that is equal to $1,000 or an integral multiple thereof, at a conversion rate initially equal to 18.5046 shares of Common Stock (subject to adjustment as provided in Sections 10.05 and 10.07, the “Conversion Rate”) per $1,000 principal amount of Notes, into an amount of cash and a number of shares of Common Stock, if any, determined in accordance with Section 10.03, (x) at any time prior to the Close of Business on the Business Day immediately preceding April 1, 2018, only upon the satisfaction of one or more of the conditions described in clauses (i) through (iv) below, and (y) on and after April 1, 2018, at any time until the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, without regard to the conditions described in clauses (i) through (iv) below:

(i) During any calendar quarter (and only during such calendar quarter) commencing after September 30, 2013 if, for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding calendar quarter, the Last Reported Sale Price of the Common Stock is greater than or equal to 130% of the applicable Conversion Price on each applicable Trading Day. If the Notes become convertible in accordance with this Section 10.01(a)(i), as promptly as practicable, the Company shall notify the Holders that the condition to conversion described in this Section 10.01(a)(i) has been satisfied and of the Holders’ right to convert their Notes.

(ii) During the five consecutive Business Day period immediately following any five consecutive Trading Day period (the “Measurement Period”) in which, for each Trading Day of such Measurement Period, the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 10.01(a)(ii), is less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate on such Trading Day (for any Trading Day, the “Trading Price Product”).

(A) Unless the Company requests that the Bid Solicitation Agent determine the Trading Price of the Notes, the Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes, and unless a Holder of at least $5,000,000 principal amount of Notes (x) provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes for the immediately following Trading Day will be less than 98% of the Trading Price Product for such Trading Day and (y) requests that the Company require the Bid Solicitation Agent to determine the Trading Price of the Notes on the immediately following Trading Day, the Company shall have no obligation to request that the Bid Solicitation Agent determine the Trading Price of the Notes on such Trading Day.

(B) Upon receipt from a Holder of such evidence and such a request, the Company shall promptly instruct the Bid Solicitation Agent to determine (or, if the Company is then acting as Bid Solicitation Agent, the Company shall determine) the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until a Trading Day occurs in which the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Trading Price Product for such Trading Day.

(C) As promptly as practicable after the condition to conversion described in this Section 10.01(a)(ii) has been met, the Company shall notify the Holders of the Trading Price and of the Holders’ right to convert their Notes in accordance with this Section 10.01(a)(ii). On the first Trading Day thereafter on which the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Trading Price Product for such Trading Day, as promptly as practicable, the Company shall notify the Holders of such Trading Price and that the condition to conversion described in this Section 10.01(a)(ii) is no longer satisfied.

(iii) If, prior to the Close of Business on the Business Day immediately preceding April 1, 2018, the Company elects to:

(A) distribute to all or substantially all holders of its Common Stock rights, options or warrants that entitle them, for a period of not more than 45 calendar days from the date of such declaration, to subscribe for or purchase shares of Common Stock at a price per share of Common Stock less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in each case, at least 50 Scheduled Trading Days immediately prior to the Ex-Dividend Date for such issuance or distribution, the Company shall deliver notice to the Holders describing such issuance or distribution, the Holders’ right to convert their Notes in accordance with this Section 10.01(a)(iii), the Conversion Rate in effect on the date the Company deliver such notice, any adjustments to the Conversion Rate that must be made pursuant to Section 10.05 as a result of such issuance or distribution, and the effective date for any such adjustments. Once the Company has given such notice, a Holder may surrender its Notes for conversion at any time until the earlier of (x) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for the issuance or distribution or (y) the Company’s announcement that such issuance or distribution will not take place.

(iv) If, prior to the Close of Business on the Business Day immediately preceding April 1, 2018, (a) a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, in each case, without giving effect to the penultimate paragraph of the definition of Fundamental Change and regardless of whether the Holders have the right to require the Company to purchase their Notes pursuant to Section 3.02 or (b) the Company is a party to a consolidation, merger, combination, statutory or binding share exchange or similar transaction involving the Company pursuant to which the Common Stock would be converted into, or exchanged for, cash, securities or other property or assets, or any sale, conveyance, lease or other transfer or similar transaction in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, (each of clause (a) and (b), a “Specified Corporate Transaction”) then the Company shall deliver notice (a “Specified Corporate Transaction Notice”) of such Specified Corporate Transaction to the Holders as promptly as practicable after the Company publicly announces such transaction; provided that, for any Specified Corporate Transaction, the Company will deliver the Specified Corporate Transaction Notice for such Specified Corporate Transaction no later than the effective date for such Specified Corporate Transaction. For any Specified Corporate Transaction, the Specified Corporate Transaction Notice shall describe:

(A) such Specified Corporate Transaction;

(B) the anticipated effective date of such Specified Corporate Transaction;

(C) the Holders’ right to convert their Notes in accordance with this Section 10.01(a)(iv);

(D) the Conversion Rate in effect on the date the Company mails such notice;

(E) any adjustments to the Conversion Rate that must be made pursuant to Section 10.05 as a result of such Specified Corporate Transaction;

(F) whether such Specified Corporate Transaction also constitutes a Fundamental Change, and, if so, the Holders’ right to require the Company to purchase their Notes pursuant to Article 3; and

(G) whether such Specified Corporate Transaction also constitutes a Make-Whole Fundamental Change, and, if so, the Holders’ right under Section 10.07 to receive Additional Shares if they convert their Notes in connection with such Make-Whole Fundamental Change.

Upon the Company’s delivery of a Specified Corporate Transaction Notice for a Specified Corporate Transaction, a Holder may surrender its Notes for conversion at any time from or after the date that is 50 Scheduled Trading Days prior to the anticipated effective date of the Specified Corporate Transaction (or, if later, the Business Day after the Company gives notice of such transaction) until the Close of Business on the earliest of (y) the 35th Trading Day immediately following the effective date of such Specified Corporate Transaction or (z) if such Specified Corporate Transaction constitutes a Fundamental Change, until the Close of Business on the Business Day immediately preceding the related Fundamental Change Purchase Date.

Section 10.02 Conversion Procedure.

(a) To convert a Note, a Holder must (i) in the case of a Global Note, (A) comply with the procedures of the Depositary in effect on the date such Holder surrenders its Note for conversion and (B) if required, pay all funds required under Sections 10.02(e) and 10.02(f) below, and (ii) in the case of a Certificated Note, (A) complete and manually sign the conversion notice in the form on the reverse of such Certificated Note (a “Notice of Conversion”) or a facsimile of the Notice of Conversion, (B) deliver the Notice of Conversion, which is irrevocable, and the Certificated Note to the Conversion Agent, (C) if required, furnish appropriate endorsements and transfer documents, (D) if required, pay all transfer or similar taxes under Section 10.02(f), and (E) if required, pay all funds required under Sections 10.02(e) and 10.02(f) below.

(i) On the first Business Day on which such Holder satisfies all of the requirements set forth in Section 10.02(a) above with respect to a Note (and the conversion of such Note is not otherwise prohibited by Section 3.05 hereof), such Note will be deemed converted and such Business Day will be the conversion date (the “Conversion Date”) for such Note.

(ii) If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered on the immediately following day that is a Business Day. Upon the conversion of a Note, the Conversion Agent, as promptly as possible, and in no event later than one Business Day immediately following the Conversion Date for the Note, will provide the Company with notice of the conversion of the Note, and the Company, as promptly as possible, and in no event later than two Business Days after such Conversion Date, will notify the Trustee, if other than the Conversion Agent, of the conversion of the Note.

(b) If a Holder converts the entire principal amount of a Note, such Person will no longer be a Holder of such Note.

(c) If a Holder surrenders only a portion of a Certificated Note for conversion, promptly after the Conversion Date for such portion, the Company shall execute and the Trustee shall authenticate and deliver to such Holder, a new Certificated Note in an authorized denomination equal to the aggregate principal amount of the unconverted portion of the surrendered Note. Upon the conversion of an interest in a Global Note, the Trustee shall promptly make a notation on the “Schedule of Increases and Decreases of Global Note” of such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing upon any conversion of a Note effected through any Conversion Agent other than the Trustee.

(d) If any shares of Common Stock are issuable upon the conversion of a Note, the Person in whose name the certificate or certificates for such shares of Common Stock will be registered will become the holder of record of such shares at the Close of Business on the last VWAP Trading Day of the Observation Period corresponding to the Conversion Date for such Note.

(e) If a Holder surrenders a Note for conversion after the Close of Business on a Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Holder must accompany the Note with an amount of cash equal to the amount of interest (including any Additional Interest and Special Interest), if any, that will be payable on the Note on such corresponding Interest Payment Date; provided, however, that a Holder need not make such a payment (i) if the Company has specified a Fundamental Change Purchase Date that is after the Record Date and on or prior to the corresponding Interest Payment Date, (ii) to the extent of any overdue interest on the Note, if any overdue interest exists at the time of conversion, or (iii) if the Holder surrenders the Note after the Close of Business on the last Record Date immediately preceding the Maturity Date. For the avoidance of doubt, all Holders on the Record Date immediately preceding the Maturity Date will receive and retain the full interest payment due on the Maturity Date regardless of whether their Notes are converted following such Record Date.

(f) If a Holder surrenders a Note for conversion, the Company shall pay all documentary, stamp or similar issue or transfer tax, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, if any tax is due because the Holder requests that any shares of Common Stock issued upon conversion be issued in a name other than that of the Holder, the Holder shall pay such tax and the Conversion Agent, until having received a sum sufficient to pay such tax, may refuse to deliver any certificates representing shares of Common Stock being issued in a name other than that of the converting Holder. Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.03 Settlement Upon Conversion.

(a) Except as provided in Section 10.07(d), if a Holder surrenders a Note for conversion, the Company will satisfy its obligation to convert the Note by delivering, on the third Business Day immediately following the final VWAP Trading Day of the Observation Period corresponding to the Conversion Date for such Note, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amount for each of the 40 consecutive VWAP Trading Days during the Observation Period for such Note; provided, however, that with respect to conversions that occur on or after the Record Date for the final Interest Payment on the Notes (i.e. June 15, 2018), the Company will deliver such conversion due on the Maturity Date.

(b) Notwithstanding the provisions of Section 10.03(a), the Company may elect to settle all or a portion of the Daily Share Amounts for each VWAP Trading Day in the Observation Period relating to a Conversion Date in cash (a “Cash Election”).

(i) To make a Cash Election with respect to all or a portion of the Daily Share Amounts for each Trading Day in the Observation Period relating to a Conversion Date, the Company must deliver notice (a “Cash Percentage Notice”) to all Holders converting Notes on such Conversion Date, the Trustee and the Conversion Agent (y) no later than the Close of Business on the Business Day immediately following such Conversion Date , or (z) with respect to all conversions occurring on or after April 1, 2018, no later than the Close of Business on the Business Day immediately preceding April 1, 2018. The Cash Percentage Notice for a Conversion Date must specify the single percentage of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such Conversion Date that the Company will settle in cash (the “Cash Percentage”); provided that to make a Cash Election with respect to a Conversion Date occurring on or after the 42nd Scheduled Trading Day immediately preceding the Maturity Date, the Company must (A) irrevocably specify a single Cash Percentage that will apply to every Conversion Date occurring on or after the 42nd Scheduled Trading Day immediately preceding the Maturity Date and (B) deliver a Cash Percentage Notice specifying such Cash Percentage to every Holder on or prior to the Scheduled Trading Day immediately preceding the 42nd Scheduled Trading Day immediately preceding the Maturity Date.

(ii) If the Company timely delivers a Cash Percentage Notice for a Conversion Date, (x) the amount of cash that the Company will deliver in lieu of the applicable portion of the shares of Common Stock comprising the Daily Share Amount for a VWAP Trading Day in the Observation Period relating to such Conversion Date will equal the product of (A) the Cash Percentage specified in the Cash Percentage Notice for such Conversion Date, (B) the Daily Share Amount for such VWAP Trading Day (calculated as if the Company had not specified a Cash Percentage), and (C) the Daily VWAP for such VWAP Trading Day, and (y) the number of shares of Common Stock that the Company will deliver as part of the Daily Share Amount for such VWAP Trading Day, which will equal the product of (A) 100% minus the Cash Percentage for such Conversion Date and (B) the Daily Share Amount for such VWAP Trading Day (calculated as if the Company had not specified a Cash Percentage).

(iii) If, for any Conversion Date, the Company fails to deliver a Cash Percentage Notice in accordance with Section 10.03(b)(i), the Company must instead settle the Daily Share Amount for each VWAP Trading Day in the Observation Period relating to such Conversion Date by delivering a number of shares of Common Stock, if any, determined in accordance with Section 10.03(a).

(c) Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Daily Share Amount. Instead, if the Daily Share Amount for any VWAP Trading Day includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of (i) such fraction of a share and (ii) the Daily VWAP for such VWAP Trading Day of such Observation Period.

(d) If a Holder surrenders more than one Note for conversion on a single day, the number of shares of Common Stock, if any, that the Company will deliver, and the amount of cash that the Company will pay in lieu of fractional shares of Common Stock, if any, shall be determined based on the total principal amount of Notes surrendered by such Holder.

(e) If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on the Note, and, except to the extent specified in the last sentence of Section 11.01 or in Section 11.02(a), the Company will not make any cash payment to such Holder for any accrued and unpaid interest on the Note. Furthermore, except to the extent specified in the last sentence of Section 11.01 or in Section 11.02(a), the Company’s delivery to such Holder of the amount of cash and the number of shares of Common Stock, if any, into which such Holder’s Note is convertible shall be deemed to satisfy and discharge in full the Company’s obligation to pay to such Holder (i) the principal amount of such converted Note and (ii) any accrued and unpaid interest (including Additional Interest and Special Interest, but not Defaulted Interest), if any, to, but not including the relevant Conversion Date, on such converted Note. As a result, except to the extent specified in the last sentence of Section 11.01 or in Section 11.02(a), any accrued and unpaid interest with respect to a converted Note shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into cash and, if applicable, shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of cash paid upon such conversion.

(f) Notices.

(i) No later than the Close of Business on the Business Day immediately following the Conversion Date for any Notes, the Company shall deliver written notice to the Trustee stating (A) the aggregate principal amount of Notes converted on such Conversion Date, (B) whether the Company has made a Cash Election with respect to such Conversion Date, and (C) if the Company has made a Cash Election for such Conversion Date, the Cash Percentage for such Conversion Date.

(ii) On the first Business Day immediately following the last VWAP Trading Day of the Observation Period for each Conversion Date, the Company shall deliver written notice to the Trustee stating (A) the aggregate principal amount of Notes that were converted on such Conversion Date, (B) the aggregate amount of cash and the aggregate number of Shares that the Company is obligated to deliver to settle all of the Notes converted on such Conversion Date, and (C) the Daily Share Amounts and the Daily Settlement Amounts for each VWAP Trading Day of the Observation Period for such Conversion Date.

Section 10.04 Company to Provide Stock. The Company shall, prior to issuance of any shares of Common Stock under this Article 10, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

(a) Any shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim (except any lien or adverse claim created by the action or inaction of the Holder to whom such shares are delivered). The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Common Stock, as applicable and if any, upon conversion of Notes; provided, that the Company shall not be obligated to register the offer and sale of the Common Stock under the Securities Act or any other applicable securities laws. In addition, the Company will cause any such shares of Common Stock to be listed on any stock exchange on which the Common Stock is then listed and will comply with any stock exchange rules applicable to the Notes and/or the Common Stock (or Reference Property) issuable upon conversion of the Notes.

(b) If any shares of Common Stock issued upon conversion are required to bear a Restricted Stock Legend, such shares will be issued in physical certificated form, will not be held in book-entry form through the facilities of the Depositary and shall be treated as “restricted securities” (as defined under Rule 144), and the Company will affix, or will direct its transfer agent to affix the Restricted Stock Legend upon such shares.

Section 10.05 Adjustments to the Conversion Rate. The Conversion Rate will be adjusted as described in this Section 10.05, except that the Company will not make any adjustments to the Conversion Rate for any Holder that may participate (as a result of holding the Notes, and at the same time as the holders of the Common Stock participate) in any of the transactions described below as if such Holder held, for each $1,000 principal amount of Notes held, a number of shares of Common Stock equal to the applicable Conversion Rate, without having to convert its Notes.

(a) Dividends, Distributions, Splits and Combinations. If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1     = CR0 x OS1

                           OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date, as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 10.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 10.05(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not so split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Rate that would then be in effect if such dividend or distribution or share split or share combination had not been declared.

(b) Adjustment for Rights Issue. If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the declaration date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date of such distribution, the Conversion Rate shall be increased based on the following formula:

CR1     = CR0 x (OS0 + X)

                           (OS0 + Y)

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y		the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution of such rights, options or warrants.

Any increase made under this Section 10.05(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the

Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not occurred.

For the purpose of this Section 10.05(b) and for the purpose of Section 10.01(a)(iii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) Other Distributions.

If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i) dividends or distributions as to which an adjustment was effected pursuant to Section 10.05(a) or Section 10.05(b);

(ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.05(d); and

(iii) Spin-Offs as to which the provisions set forth below in this Section 10.05(c) shall apply,

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1     = CR0 x     SP0

                             (SP0 - FMV)

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 10.05(c) above shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, without having to convert its Notes, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 10.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing “SP0”

With respect to an adjustment pursuant to this Section 10.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1     =     CR0 x (FMV0 + MP0)

                              MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of “Last Reported Sale Price” as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but shall be given effect at the Open of Business on the Ex-Dividend Date for such Spin-Off. Notwithstanding the foregoing, in respect of any conversion during the Valuation Period, references in the portion of this Section 10.05(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion of Notes, references in the portion of this Section 10.05(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

(d) Adjustment for Cash Distributions. If the Company pays any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1     = CR0 x     SP0

                           (SP0 – C)

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of the Common Stock.

Any increase to the Conversion Rate pursuant to this Section 10.05(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the Common Stock without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) Adjustment for Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1     = CR0 x AC + (SP1 x OS1)

                           (OS0 x SP1)

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day next succeeding the date such tender or exchange offer expires (the “Expiration Date”);

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the consummation of the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer;

OS1	=	the number of shares of Common Stock outstanding immediately after the consummation of the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer; and

SP1		the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 10.05(e) shall be determined at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date but shall be given effect at the Open of Business on the Trading Day next succeeding the Expiration Date. Notwithstanding the foregoing, in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding any Expiration Date, references in this Section 10.05(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between such Expiration Date and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion of Notes, references in this Section 10.05(e) to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the

Expiration Date to, and including, the last Trading Day of such Observation Period. For the avoidance of doubt, no adjustment under this Section 10.05(e) shall be made if such adjustment would result in a decrease in the Conversion Rate.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

As used in this Section 10.05, “effective date” means the first date on which the shares of Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable, and “record date” means, with respect to any dividend, distribution or other transaction or event in which holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

(f) Holder Participation in Adjustment Events. Notwithstanding the foregoing, if pursuant to this Section 10.05, an adjustment to the Conversion Rate becomes effective on any Ex-Dividend Date or effective date and a Holder that has converted its Notes would (i) receive shares of Common Stock based on an adjusted Conversion Rate and (ii) be a record holder of the shares of Common Stock on the record date for the dividend, distribution or event giving rise to the adjustment pursuant to this Section 10.05, then, in lieu or receiving shares of Common Stock at such an adjusted Conversion Rate, such Holder will participate in the related dividend, distribution or other event giving rise to such adjustment and shall receive a number of shares of Common Stock, if any, upon conversion based on an unadjusted Conversion Rate.

(g) Adjustments Not Yet Effective. If a Holder converts a Note and, on any VWAP Trading Day during the Observation Period corresponding to the Conversion Date for such Note:

(A) shares of Common Stock are deliverable as part of the Daily Settlement Amount for such VWAP Trading Day;

(B) any event that requires an adjustment to the Conversion Rate pursuant to Sections 10.05(a), (b), (c), (d) or (e) has occurred, but will not result in an adjustment to the Conversion Rate for such VWAP Trading Day for such Holder; and

(C) the shares of Common Stock (or the cash value thereof) that the Holder shall receive as part of the Daily Settlement Amount for such VWAP Trading Day will not be entitled to participate in the distribution or transaction requiring the adjustment (because such shares were not held by such Holder on the record date corresponding to such distribution or transaction or otherwise), then the Company will adjust the number of shares of Common Stock (or the cash value thereof) deliverable to such Holder as part of the Daily Settlement Amount for such VWAP Trading Day in a manner that appropriately reflects the relevant distribution or transaction requiring adjustment.

In addition, if a Holder converts a Note and, on any VWAP Trading Day during the Observation Period corresponding to the Conversion Date for such Note, any event that requires an adjustment to the Conversion Rate pursuant to Sections 10.05(a), (b), (c), (d) or (e) has occurred, but will not result in an adjustment to the Conversion Rate for such VWAP Trading Day for such Holder, then the Company will adjust the amount of cash deliverable to such Holder as part of the Daily Settlement Amount for such VWAP Trading Day in a manner that appropriately reflects the relevant distribution or transaction requiring adjustment.

(h) Other Adjustments. Whenever any provision of this Indenture requires the calculation of Last Reported Sale Prices, the Daily VWAPs, the Daily Settlement Amounts or any functions thereof over a span of multiple days (including an Observation Period and if, applicable, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors will make appropriate adjustments to such prices, functions of such prices, the Conversion Rate, or the amount of cash and the number of shares of Common Stock, if any (subject to the Company’s right under Section 10.03(b) to pay cash in lieu of all or a portion of any shares of Common Stock deliverable as part of a Daily Share Amount), due upon conversion to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate in which the Ex-Dividend Date, Expiration Date, or effective date, as the case may be, of the event occurs, at any time prior to or during the period over which such average is to be calculated.

(i) Rights Plans. If the Company adopts a stockholder rights plan and, on the Conversion Date for a Note, (i) such plan is in effect and (ii) the rights provided for in such plan have not yet separated from the Common Stock, each share of Common Stock issued upon the conversion of Notes on such Conversion Date (x) shall be entitled to receive the number of rights, if any, associated with one share of Common Stock under such stockholder rights plan, and (y) shall, if issued in certificated form, bear such legends, if any, as may be required under such stockholder rights plan; provided, however, that if prior to the Conversion Date for a Note, the rights separate from the Common Stock in accordance with the provisions of the applicable stockholder rights plan, a converting Holder shall not be entitled to receive such rights upon conversion, and on the date of such separation, the Conversion Rate will be adjusted in accordance with Section 10.05(c); provided, further, that such adjustment shall be subject to readjustment upon the expiration, termination of redemption of such separated rights.

(j) Deferral of Adjustments. The Company need not adjust the Conversion Rate unless such adjustment would require an increase or decrease in the Conversion Rate by at least 1%; provided that, if an adjustment to the Conversion Rate is not made because the adjustment does not change the Conversion Rate by at least 1% (after giving effect to any other adjustment not previously made but carried forward pursuant to this sentence), then all of the adjustments that have not been made and that are not made will be carried forward and taken into account in the first future adjustment that would result in an adjustment of at least 1% to the Conversion Rate; provided, further, that notwithstanding the foregoing, all such carried forward adjustments not previously made that would apply to a Note, regardless of whether the aggregate adjustment is less than 1%, shall be made (a) annually on the anniversary of the Issue Date and (b) otherwise (1) on each VWAP Trading Day during the Observation Period corresponding to the Conversion Date for such Note or (2) prior to any Fundamental Change Purchase Date, unless such adjustment has already been made.

(k) Simultaneous and Successive Adjustments. If this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.05(a), (b), (c) or (d), and the Ex-Dividend Dates (or, in the case of a Spin-off, the effective date of such a Spin-off) for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made, without duplication, by applying, first, the provisions of Section 10.05(a); second, the provisions of Section 10.05(c); third, the provisions of Section 10.05(d); and, fourth, the provisions of Section 10.05(b).

After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted, without duplication.

(l) Voluntary Increases. From time to time, subject to the applicable listing standards of The NASDAQ Global Select Market, the Company may (but is not required to) increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase is in the best interest of the Company. In addition, subject to the applicable listing standards of The NASDAQ Global Select Market, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of the Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(m) No Other Adjustments. Except as specifically described in this Section 10.05, the Conversion Rate will not be subject to adjustment as a result of any issuance of shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock or rights, options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock. In addition, if the application of the formulas in Sections 10.05(a) through 10.05(e) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination); provided that, for the avoidance of doubt, if the Company adjusts the Conversion Rate pursuant to Section 10.05(a), 10.05(b), 10.05(c), or 10.05(d) and the event that gave rise to the adjustment is not paid or made, delivered or issued or fails to become effective, as applicable, the Company may readjust the Conversion Rate as expressly contemplated in the applicable section. Without limiting the foregoing, the Conversion Rate will not be adjusted upon the following events:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options, warrants or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(iii) for ordinary course of business Capital Stock repurchases, including structured or derivative transactions, pursuant to a Capital Stock repurchase program approved by the Board of Directors (but, for the avoidance of doubt, excluding transactions described in Section 10.05(e));

(iv) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security, not described in clause (iii) above, outstanding as of the Issue Date;

(v) for a change in the par value of the Common Stock; or

(vi) accrued and unpaid interest (including any Additional Interest and Special Interest), if any.

(n) Notice of Adjustments. Whenever an event occurs that will require an adjustment to the Conversion Rate pursuant to this Section 10.05, the Company shall, at least 35 Scheduled Trading Days prior to the anticipated effective date of such adjustment, deliver to the Holders a notice of such event describing the event requiring adjustment to the Conversion Rate pursuant to this Section 10.05, the effective date of the adjustment and the adjusted Conversion Rate; provided, however, that if on such date, the Company does not have knowledge of such event or the adjusted Conversion Rate cannot be calculated, the Company shall deliver such notice as promptly as practicable upon obtaining knowledge of such event or information sufficient to make such calculation, as the case may be, and in no event later than the effective date of such adjustment. On or before the day on which the Company is required to deliver notice to the Holders pursuant to this Section 10.05(n), the Company shall file such notice, together with an Officer’s Certificate briefly describing the event triggering the adjustment to the Conversion Rate pursuant to this Section 10.05 and the Company’s manner of computing the adjustment, with the Conversion Agent and the Trustee. To the Trustee and the Conversion Agent, receipt of such notice and of such Officer’s Certificate shall be conclusive evidence that the adjustment is correct and in effect on the effective date stated in such notice. Neither the Trustee nor the Conversion Agent shall be under any duty or responsibility with respect to any such notice of adjustment except to exhibit the same to any Holder desiring inspection thereof.

(o) NASDAQ Listing Standards. Notwithstanding the above, certain listing standards of The NASDAQ Global Select Market may limit the amount by which the Company may increase the Conversion Rate pursuant to the events described in clauses (a) through (e) in this Section 10.05 and as described in Section 10.07. These standards generally require the Company to obtain the approval of the Company’s holders of the Common Stock before entering into certain transactions that potentially result in the issuance of 20% or more of the Common Stock outstanding at the time the Notes are initially issued unless the Company obtains holders of the Common Stock’ approval of issuances in excess of such limitations. In accordance with these listing standards, these restrictions will apply at any time when the Notes are outstanding, regardless of whether the Company then has a class of securities listed on The NASDAQ Global

Select Market. Accordingly, in the event of an increase in the Conversion Rate above that which would result in the Notes, in the aggregate, becoming convertible into shares in excess of such limitations, the Company will, at its option, either obtain stockholder approval of such issuances or pay cash in lieu of delivering any shares otherwise deliverable upon conversions in excess of such limitations based on the Daily VWAP on each trading day of the relevant Observation Period in respect of which, in lieu of delivering the Common Shares, the Company delivers cash pursuant to this Section 10.05(o).

Section 10.06 Effect of Reclassification, Consolidation, Merger or Sale.

(a) Upon the occurrence of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination for which an adjustment is provided pursuant to Section 10.05);

(ii) any consolidation, merger, combination, statutory or binding share exchange or similar transaction involving the Company; or

(iii) sale, conveyance, lease or other transfer or similar transaction to another Person of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, in each case, as a result of which the Common Stock will be converted into, or exchanged for, cash, securities or other property or assets (any such event, a “Merger Event,” and any such cash, securities, or other property or assets, “Reference Property,” and the amount of Reference Property that a holder of one share of the Common Stock immediately prior to the effective date of such Merger Event would have been entitled to receive upon the occurrence of such transaction, a “Unit of Reference Property,” provided that if a Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of election by holders of the Common Stock), then each Unit of Reference Property will be deemed to be the Weighted Average Consideration), then:

(A) on or prior to the effective date of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee, without the consent of the Holders, a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the conversion and settlement of the Notes as set forth in this Indenture and for adjustments to the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3 herein;

(B) subject to the provisions of Sections 10.01 and 10.07, at and after the effective date of such Merger Event, the right of Holders to convert each $1,000 principal amount of Notes into cash and shares of Common Stock, if any (subject to the Company’s right to pay cash in lieu of all or any portion of the shares of Common Stock), shall be changed into a right to convert each $1,000 principal amount of Notes into cash and Units of Reference Property, if any (subject to the Company’s right to pay cash in lieu of all or any portion of the Units of Reference Property) so that on or after the effective date of such Merger Event,

(1) references in Section 10.01 to “the Last Reported Sale Price of the Common Stock” shall be deemed to be references to “the Last Reported Sale Price of a Unit of Reference Property”;

(2) the Daily VWAP for a VWAP Trading Day (and any functions thereof) will be calculated based on the value of a Unit of Reference Property on such VWAP Trading Day;

(3) instead of delivering shares of Common Stock to converting Holders as part of the Daily Share Amount for a VWAP Trading Day, the Company shall deliver a number of Units of Reference Property equal to the number of shares of Common Stock (subject to the Company’s right to pay cash in lieu of all or a portion of the shares of Common Stock that the Company would otherwise have been obligated to deliver to such converting Holder as part of the Daily Share Amount for such VWAP Trading Day); and

(4) instead of delivering an amount of cash in lieu of fractional shares of Common Stock based on the Daily VWAP of the Common Stock, the Company will deliver an amount of cash in lieu of fractional Units of Reference Property, with the amount of cash calculated in accordance with Section 10.03 (except using the Daily VWAP computed in accordance with clause (2) above);

provided, however, that if the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares), multiplied by the price paid per share of Common Stock in such Merger Event and (ii) settlement will occur on the third Business Day immediately following the Conversion Date.

(C) For the purposes of this Section 10.06, if a Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of election by holders of the Common Stock), the “Weighted Average Consideration” for such Merger Event means the weighted average, per share of Common Stock, of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election receive in such Merger Event.

(D) If the Notes become convertible into Reference Property, the Company will notify the Trustee and issue a press release containing the relevant information or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

(b) Notices.

(i) As soon as practicable after it determines the Weighted Average Consideration, the Company shall notify the Holders of the Weighted Average Consideration.

(ii) As soon as practicable upon learning the anticipated or actual effective of a Merger Event, the Company shall deliver written notice to the Holders stating:

(1) a brief description of such Merger Event;

(2) the Conversion Rate in effect on the date the Company delivers such notice;

(3) the anticipated effective date for the Merger Event;

(4) that the Notes will be convertible into Reference Property in lieu of shares of Common Stock on and after the effective date for the Merger Event; and

(5) the composition of a Unit of Reference Property for such Merger Event.

provided, however, that the Company will use commercially reasonable efforts to deliver such written notice at least 35 Scheduled Trading Days immediately prior to the effective date for such Merger Event.

(c) If the Company executes a supplemental indenture pursuant to this Section 10.06, as promptly as practicable, the Company shall file with the Trustee an Officer’s Certificate briefly describing such Merger Event, the composition of a Unit of Reference Property for such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent to such Merger Event under this Indenture have been complied with. Any failure to deliver such Officer’s Certificate shall not affect the legality or validity of such supplemental indenture.

(d) The provisions of this Section 10.06 shall apply successively to successive Merger Events.

(e) The Company shall not become a party to any such Merger Event unless the terms of such Merger Event are consistent with this Section 10.06.

Section 10.07 Adjustment to Conversion Rate Upon Certain Transactions.

(a) If the effective date of a Make-Whole Fundamental Change (the “Make-Whole Fundamental Change Effective Date”) occurs and a Holder converts a Note “in connection” with such Make-Whole Fundamental Change, the Company will, in the circumstances described in this Section 10.07, increase the Conversion Rate for such Note by the number of additional shares Common Stock (the “Additional Shares”) described in this Section 10.07. For the purposes of this Section 10.07, any conversion during the period beginning on, and including, the Make-Whole Fundamental Change Effective Date and ending on, and including, the Close of Business on the earliest of (i) the 35th Scheduled Trading Day immediately following the Make-Whole Fundamental Change Effective Date, (ii) if the Make-Whole Fundamental Change is also a Fundamental Change, the Fundamental Change Purchase Date corresponding to such Fundamental Change, and (iii) the second Scheduled Trading Day immediately preceding the Maturity Date, will be deemed to be “in connection with” such Make-Whole Fundamental Change, regardless of any other condition to conversion.

(b) The numbers of Additional Shares by which the Conversion Rate will be increased if a Holder converts a Note in connection with a Make-Whole Fundamental Change will be determined by reference to the table below, based on the Make-Whole Fundamental Change Effective Date for such Make-Whole Fundamental Change and the Stock Price for such Make-Whole Fundamental Change.

(c) The following table sets forth hypothetical Make-Whole Fundamental Change Effective Dates, Stock Prices and the number of Additional Shares by which the Conversion Rate will be increased for a Holder that converts a Note in connection with a Make-Whole Fundamental Change having such Make-Whole Fundamental Change Effective Date and Stock Price. The Stock Prices set forth in the first row of the tables (i.e., the column headers) will be adjusted on each date on which the Conversion Rate is adjusted pursuant to Section 10.05. The adjusted Stock Prices will equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the share price adjustment, and the denominator of which is the Conversion Rate in effect immediately after the adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner and at the same time as the Conversion Rate.

	Stock Price
Effective Date	$40.03	$45.00	$50.00	$54.04	$60.00	$65.00	$70.00	$75.00	$80.06	$90.00	$100.00	$125.00	$150.00
June 17, 2013	6.4766	5.1535	3.9475	3.1989	2.3606	1.8360	1.4311	1.1167	0.8694	0.5339	0.3332	0.1140	0.0240
July 1, 2014	6.4766	4.9476	3.7239	2.9723	2.1412	1.6299	1.2416	0.9460	0.7184	0.4209	0.2547	0.0832	0.0137
July 1, 2015	6.4766	4.7253	3.4731	2.7145	1.8900	1.3941	1.0264	0.7539	0.5509	0.3011	0.1798	0.0547	0.0046
July 1, 2016	6.4766	4.4748	3.1685	2.3935	1.5752	1.1019	0.7655	0.5285	0.3623	0.1813	0.1118	0.0285	0.0000
July 1, 2017	6.4766	4.1434	2.7203	1.9098	1.1051	0.6805	0.4092	0.2426	0.1467	0.0814	0.0494	0.0078	0.0000
July 1, 2018	6.4766	3.7176	1.4954	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If the exact Stock Price and Make-Whole Fundamental Change Effective Date for a Make-Whole Fundamental Change are not set forth in the table above, then:

(A) if the Stock Price is between two prices listed in the table or the Make-Whole Fundamental Change Effective Date is between two dates listed in the table, then the number of Additional Shares by which the Conversion Rate will be increased for a Holder that converts its Notes in connection with such Make-Whole Fundamental Change will be determined by a straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower listed prices in the table and the two Make-Whole Fundamental Change Effective Dates in the table, based on a 365-day year;

(B) if the Stock Price is greater than $150.00 per share, subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table, the Conversion Rate will not be adjusted; and

(C) if the Stock Price is less than $40.03 per share, subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table, the Conversion Rate will not be adjusted.

Notwithstanding the foregoing, in no event will the Conversion Rate exceed 24.9812 shares, subject to adjustment in the same manner and at the same time as the Conversion Rate under Section 10.05.

(d) If a Holder converts a Note in connection with a Make-Whole Fundamental Change, the Company will settle such conversion of such Note in accordance with Section 10.03; provided, however, that notwithstanding anything to the contrary in Section 10.03, if a Holder converts a Note in connection with a Make-Whole Fundamental Change described in clause (2) of the definition Fundamental Change in which the holders of the Common Stock receive only cash in consideration for their shares of Common Stock, the Company will settle such conversion by delivering to such Holder, on the third Business Day immediately following the Conversion Date for such Note, an amount of cash, for each $1,000 principal amount of such Note converted, equal to the product of (i) the Conversion Rate on the Conversion Date for such Note (including any Additional Shares added to such Conversion Rate pursuant to this Section 10.07) and (ii) the Stock Price.

(e) The Company will notify the Holders of the Make-Whole Fundamental Change Effective Date and will issue a press release announcing such effective date or publish the information on the Company’s website or through such other public medium as the Company may use at that time no later than five Business Days after such effective date.

Section 10.08 Miscellaneous.

(a) Company Determination Final. Any determination and/or calculation that the Company or the Board of Directors must make pursuant to this Article 10 is conclusive, absent manifest error.

(b) Trustee’s Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company’s failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.08 as the Trustee.

ARTICLE 11.

PAYMENT OF INTEREST

Section 11.01 Payment of Interest. The Company shall pay interest on the Notes at a rate of 1.50% per annum, payable semi-annually in arrears on January 1 and July 1 of each year (each, an “Interest Payment Date”) or, if any such day is not a Business Day, the immediately following Business Day, commencing January 1, 2014. Interest on a Note shall be paid to the Holder of such Note at the Close of Business on December 15 or June 15 (each, a “Record Date”), as the case may be, immediately preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion, or repurchase of a Note by the Company at the option of the Holder, interest shall cease to accrue on such Note. If the Conversion Date for a Note occurs after a Record Date but on or before the corresponding Interest Payment Date, the interest payable on such Interest Payment Date will be paid to the Holder of such Note on such Record Date notwithstanding the conversion of such Note.

Section 11.02 Defaulted Interest. Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”), shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Sections 11.02(a) or 11.02(b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the Close of Business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 11.02(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent by first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to Section 11.02(b).

(b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 11.02(b), such manner of payment shall be deemed practicable by the Trustee.

Section 11.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article 11 and, to the extent applicable, Sections 2.06 and 2.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

ARTICLE 12.

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission or other similar means of unsecured electronic methods to the following:

if to the Company:

Cornerstone OnDemand, Inc.

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(310) 752-0200

Attn: General Counsel

if to the Trustee, Registrar, Paying Agent or Conversion Agent:

U.S. Bank National Association

633 West 5th Street, 24th Floor

Los Angeles, California 90071

Facsimile: (213) 615-6197

Attn: Paula M. Oswald, Corporate Trust Services

(Cornerstone OnDemand, Inc. 1.50% Convertible Senior Notes due 2018)

The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be deemed given on the date of such mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall, at the same time, mail a copy to the Trustee and each of the Registrar, Paying Agent and Conversion Agent.

If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders. In such a case, the Company shall also cause the Trustee to mail a copy of the notice to each of the Registrar, Paying Agent and Conversion Agent at the same time it mails the notice to the Holders.

Section 12.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the judgment of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel, which may contain customary assumptions and qualifications, stating that, in the judgment of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with.

Section 12.05 Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officer’s Certificate required to be delivered pursuant to Section 4.03) provided for in this Indenture shall include:

(a) a statement that each Person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or judgments contained in such Officer’s Certificate or Opinion of Counsel are based;

(c) a statement that, in the judgment of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed judgment as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the judgment of such Person, such covenant or condition has been complied with.

Section 12.06 Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.07 Rules by Trustee. The Trustee may make reasonable rules for action by or a meeting of Holders.

Section 12.08 Governing Law. THE INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 12.10 Calculations. The Company will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate in effect on any Conversion Date.

The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders. The Company will provide to each of the Trustee and the Conversion Agent a schedule of its calculations, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of such Holder.

All calculations shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

Section 12.11 Successors. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes shall bind their respective successors.

Section 12.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 12.13 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.14 Force Majeure. The Trustee, Registrar, Paying Agent, and Conversion Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such person (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 12.15 Submission to Jurisdiction. The Company (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (ii) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 12.16 Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Purchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.

Section 12.17 No Security Interest Created. Except as provided in Section 7.07, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.18 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

IN WITNESS WHEREOF, Cornerstone OnDemand, Inc. has caused this Indenture to be duly executed as a deed the day and year first before written.

Cornerstone OnDemand, Inc.

By:	/s/ Perry Wallack
Name:	Perry Wallack
Title:	Chief Financial Officer

Cornerstone OnDemand, Inc. 1.50% Convertible Senior Notes – Indenture Signature Page

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION, as Trustee, Paying Agent, Registrar and Conversion Agent

By:	/s/ Paula Oswald
Name:	Paula Oswald
Title:	Vice President

Cornerstone OnDemand, Inc. 1.50% Convertible Senior Notes – Indenture Signature Page

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only (the “Global Securities Legend”):]

[THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Include the following legend on all Notes that are Restricted Notes (the “Restricted Securities Legend”):]

[THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

1

(C)	TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE NOTES.]

2

No.: [                    ]

CUSIP: 21925YAA1

ISIN: US21925YAA10

Principal Amount $ [        ]

as revised by the Schedule of Increases

and Decreases in the Global Note attached hereto

Cornerstone OnDemand, Inc.

1.50% Convertible Senior Notes due 2018

Cornerstone OnDemand, Inc., a Delaware corporation, promises to pay to [            ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of $ [        ] on July 1, 2018 (the “Maturity Date”).

Interest Payment Dates: January 1 and July 1.

Record Dates: December 15 and June 15.

Additional provisions of this Note are set forth on the other side of this Note.

3

Cornerstone OnDemand, Inc.

By:
Name:
Title:
Dated:

Cornerstone OnDemand, Inc. 1.50% Convertible Senior Notes – Note Signature Page

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:
Name:
Title:	Authorized Signatory
Dated:

Cornerstone OnDemand, Inc. 1.50% Convertible Senior Notes – Note Signature Page

[FORM OF REVERSE OF NOTE]

CORNERSTONE ONDEMAND, INC.

1.50% Convertible Senior Notes due 2018

This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.50% Convertible Senior Notes due 2018 (the “Notes”), all issued or to be issued under and pursuant to an Indenture dated as of June 17, 2013 (the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders.

1.	Interest.

This Note shall bear cash interest at the rate of 1.50% per annum. Interest on this Note shall accrue from the Issue Date or from the most recent date to which interest has been paid or provided for. Interest shall be payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2014, to the Holder of record of this Note as of the Close of Business on the December 15 or June 15 immediately preceding each Interest Payment Date. Each payment of cash interest on this Note shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date. Interest shall be calculated using a 360-day year composed of twelve 30-day months. Interest shall cease to accrue on this Note upon its Maturity Date, conversion or repurchase by the Company at the option of the Holder upon the occurrence of a Fundamental Change.

Subject to certain exceptions, interest on Notes converted after a Record Date, but on or prior to the corresponding Interest Payment Date, will be paid to the Holder of the Notes on the Record Date, but upon conversion, the Holder must pay the Company the interest which has accrued and will be paid by the Company on such Interest Payment Date. No such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the next Interest Payment Date; (2) to the extent of overdue interest, if any overdue interest exists on the Conversion Date with respect to such Notes; or (3) if such Notes are surrendered for conversion after the Close of Business on the Record Date immediately preceding the Maturity Date. For the avoidance of doubt, all Holders on the Record Date immediately preceding the Maturity Date will receive and retain the full interest payment due on the Maturity Date regardless of whether their Notes are converted following such Record Date.

2.	Method of Payment.

The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided herein and in the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, accrued and unpaid interest (including Additional Interest and Special Interest), if any, or payment of the Fundamental Change Purchase Price in money of the United States that at the time of payment is

6

legal tender for payment of public and private debts. The Company will make all payments in respect of a Global Note registered in the name of the Depositary or its nominee to the Depositary or its nominee, as the case may be, by wire transfer of immediately available funds to the account specified by such Holder. If an Interest Payment Date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or other amount will be paid as a result of any such postponement.

3.	Paying Agent, Conversion Agent and Registrar.

Initially, U.S. Bank National Association, will act as the Trustee, Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided, however, that the Company will maintain at least one Paying Agent in the United States of America, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.	Indenture.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

5.	Purchase By the Company at the Option of the Holder upon a Fundamental Change.

(a) At the option of the Holder, and subject to the terms and conditions of the Indenture, upon the occurrence of a Fundamental Change, each Holder will have the right, at its option, to require the Company to purchase for cash all of its Notes, or any portion of its Notes in principal amount equal to $1,000 or an integral multiple of thereof, at a Fundamental Change Purchase Price equal to 100% of the principal amount of Notes to be purchased plus accrued and unpaid interest (including Additional Interest and Special Interest), if any, to but excluding, the Fundamental Change Purchase Date. To exercise its purchase right, a Holder must deliver, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, written notice to the Trustee of such Holder’s exercise of its purchase right, together with the Notes with respect to which the right is being exercised. Subject to such Holder’s satisfaction of certain requirements in the Indenture, the Company is required to purchase the Notes on a date specified by the Company that is not less than 20 Business Days and no more than 35 Business Days after the date on which the Company delivers notice of the Fundamental Change, which date shall be no more than 20 Business Days after the effective date of the Fundamental Change.

(b) Holders have the right to withdraw a Fundamental Change Purchase Notice delivered pursuant to Paragraph 5(a) above by delivering to the Paying Agent, in accordance with the provisions of the Indenture, a written notice of withdrawal at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase

7

Date. If cash sufficient to pay the Fundamental Change Purchase Price of all Notes or portions thereof to be repurchased as of the Fundamental Change Purchase Date is deposited with the Paying Agent on the Fundamental Change Purchase Date, interest (including Additional Interest and Special Interest), if any, will cease to accrue on such Notes (or portions thereof) immediately after such Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Purchase Price upon surrender of such Note.

6.	Conversion.

(a) Subject to and upon compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Note set forth in Section 10.01 of the Indenture), a Holder hereof has the right, at such Holder’s option, to convert the principal amount hereof or any portion of such principal amount that is $1,000 or an integral multiple thereof, subject to Sections 10.01 and 10.03 of the Indenture, into cash and shares of Common Stock, if any (subject to the Company’s right to deliver cash in lieu of all or a portion of such shares of Common Stock), at the Conversion Rate in effect on the Conversion Date. The Conversion Rate shall initially equal 18.5046 shares of Common Stock per $1,000 and is subject to adjustment as described in the Indenture.

(b) To surrender a Note for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below or as provided by the Conversion Agent (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent; (2) surrender the Note to the Conversion Agent (if the Note is a Certificated Note); (3) if required, furnish appropriate endorsements and transfer documents; (4) if required pay all transfer or similar taxes; and (5) if required, pay funds under Sections 10.02(e) and 10.02(f) of the Indenture. If a Holder holds a beneficial interest in a Global Note, such Holder must also comply with any procedure of DTC applicable to the conversion of a beneficial interest in such Global Note.

7.	Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased).

8.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding by the Company and the Trustee. The Company and the Trustee may also amend or supplement the Indenture or the Notes without the consent of any

8

Holder to: (A) cure any ambiguity, omission, defect or inconsistency in the Indenture or in the Notes in a manner that does not adversely affect the Holders; (B) provide for the assumption by a successor corporation of the Company’s obligations under the Indenture and the Notes as described in Article 5 of the Indenture; (C) make provisions with respect to the conversion rights of the Holders in accordance with Section 10.06 of the Indenture; (D) appoint a successor Trustee with respect to the Notes; (E) add guarantees with respect to the Notes; (F) secure the Notes; (G) add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company; (H) make any change that does not adversely affect the rights of any Holder; (I) comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA; or (J) conform the terms of the Indenture to the “Description of Notes” section of the Offering Memorandum.

9.	Defaults and Remedies.

Each of the following is an Event of Default under the Indenture: (A) the Company defaults in the payment of interest (including Additional Interest and Special Interest), if any, on any Note when the same becomes due and payable and such default continues for a period of 30 days; (B) the Company defaults in the payment of principal of any Note when the same becomes due and payable at the Maturity Date, upon declaration of acceleration, upon any Fundamental Change Purchase Date or otherwise; (C) the failure by the Company to deliver the consideration due upon the conversion of any Notes and such failure continues for a period of five Business Days; (D) the failure by the Company to deliver a Fundamental Change Notice as required by Section 3.03 of the Indenture; (E) the failure by the Company to comply with its obligations under Article 5 of the Indenture; (F) failure by the Company in the performance of or the breach of any other covenant or agreement of the Company in the Notes or the Indenture with respect to the Notes (other than a covenant or agreement in respect of which a default or breach is specifically addressed in Sections 6.01(a)(i) through 6.01(a)(v) of the Indenture) and such default or breach continues for a period of 60 consecutive days after written notice of such default is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes then outstanding; (G) a default under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Significant Subsidiary for money borrowed, whether such indebtedness exists as of the Issue Date or is later created, if that default: (i) constitutes the failure to pay when due (whether at express maturity, upon acceleration as a result of an event of default or otherwise after giving effect to any applicable grace period) indebtedness in an aggregate principal amount in excess of $35,000,000 (or its foreign currency equivalent), and (ii) such default continues for a period of 30 days after written notice thereof is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more of the aggregate principal amount of the Notes then outstanding without such Default having been cured or waived, such acceleration having been rescinded or annulled (if applicable) and such indebtedness not having been paid or discharged; (H) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) takes any comparable action under any foreign laws relating to insolvency; or (I) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief

9

against the Company or any of its Significant Subsidiaries in an involuntary case; (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or for any substantial part of its or any of its Significant Subsidiaries’ property; (iii) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or (iv) grants any similar relief under any foreign laws; and, in each such case, the order or decree remains unstayed and in effect for 60 days.

The Indenture provides that if an Event of Default (other than an Event of Default specified in Sections 6.01(a)(viii) or 6.01(a)(ix) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid interest (including Additional Interest and Special Interest), if any, on the Notes to be due and payable immediately. If an Event of Default specified in Sections 6.01(a)(viii) or 6.01(a)(ix) of the Indenture with respect to the Company (and not solely with respect to one or more of its Significant Subsidiaries), occurs and is continuing, the principal amount plus accrued and unpaid interest, if any, on the Notes shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee and the Company, and without notice to any other Holder, may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived other than nonpayment of the principal amount or accrued but unpaid interest (including Additional Interest and Special Interest), if any, that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

10.	Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.	Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

12.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not the Trustee.

10

13.	Calculations in Respect of Notes.

The Company will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of Common Stock, Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts, any accrued interest payable on the Notes and the Conversion Rate in effect on any Conversion Date.

The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Notes. The Company will provide to each of the Trustee and Conversion Agent schedule of its calculations, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of the Notes upon the request of such Holder.

14.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.	Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Note.

16.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17.	GOVERNING LAW.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.

11

No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	Additional Interest; Special Interest.

Holders shall be entitled to payments of Additional Interest or Special Interest to the extent set forth in the Indenture.

If the Company is required to pay Additional Interest or Special Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest or Special Interest no later than three Business Days prior to the date on which any such Additional Interest or Special Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest or Special Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest or Special Interest is payable, or with respect to the nature, extent, or calculation of the amount of the Additional Interest or Special Interest owed, or with respect to the method employed in such calculation of the Additional Interest or Special Interest.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Cornerstone OnDemand, Inc.

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(310) 752-0200

Attn: General Counsel

12

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                     agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

13

CONVERSION NOTICE

To convert this Note into shares of Common Stock of the Company, check the box  ☐

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc. sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

14

FUNDAMENTAL CHANGE PURCHASE NOTICE

U.S. Bank National Association

633 West 5th Street, 24th Floor

Los Angeles, California 90071

Facsimile: (213) 615-6197

Attn: Paula M. Oswald, Corporate Trust Services

(Cornerstone OnDemand, Inc. 1.50% Convertible Senior Notes due 2018)

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Cornerstone OnDemand, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is equal to $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

Certificate Number:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

15

[Include for Global Note]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

Initial Principal Amount of Global Note:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar or Note Custodian

16

EXHIBIT B

FORM OF TRANSFER CERTIFICATE

1.50% Convertible Senior Notes due 2018

Transfer Certificate

In connection with any transfer of any of the Notes within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $        principal amount of the above-captioned Notes presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

☐  A transfer of the Surrendered Notes is made to the Company or any of its Subsidiaries; or

☐  The transfer of the Surrendered Notes complies with Rule 144A under the Securities Act; or

☐  The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act; or

☐  The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

Unless the box below is checked, the undersigned confirms that, to the undersigned’s knowledge, such Notes are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

☐  The transferee is an Affiliate of the Company.

Date:

By:

1

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:
Authorized Signatory

2

EXHIBIT C

RESTRICTED STOCK LEGEND

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN) MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)	UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S 1.50% CONVERTIBLE SENIOR NOTES DUE 2018; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRANSFER AGENT THAT THIS LEGEND WILL NO LONGER APPLY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE FOR THE NOTES.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

1